PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Aspen Aerogels, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

Northborough, Massachusetts

March 27, 2026

Dear Aspen Aerogels, Inc. Stockholder:

You are cordially invited to attend the 2026 annual meeting of stockholders of Aspen Aerogels, Inc. to be held at 9:30 a.m. Eastern Time on Wednesday, May 13, 2026. This year’s annual meeting will be conducted solely via live audio webcast on the Internet.

You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ASPN2026. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Aspen Aerogels that you should consider when you vote your shares are described in the accompanying proxy statement.

At the 2026 annual meeting, two persons will be elected to our Board of Directors. In addition, we ask stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, to approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the accompanying proxy statement for the 2026 annual meeting of stockholders, to vote, on a non-binding, advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers, and to consider, on a non-binding, advisory basis, a proposal regarding future declassification of our Board of Directors. Our Board of Directors recommends the election of the two nominees to our Board of Directors, a vote in favor of proposals (2), (3) and (5), and a vote for “One Year” on proposal (4). Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about March 27, 2026, we will send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2026 annual meeting of stockholders and our 2025 annual report to stockholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. Prior to the annual meeting, you may vote by proxy over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. Any stockholder attending the virtual annual meeting may vote online during the annual meeting, even if you already returned a proxy card or voted by proxy over the telephone or the Internet.

Thank you for your continued support of Aspen Aerogels, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Donald R. Young

President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:30 a.m. Eastern Time

DATE: Wednesday, May 13, 2026

ACCESS: www.virtualshareholdermeeting.com/ASPN2026

This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ASPN2026 and providing relevant information, including the control number included in the Notice of Internet Availability or the proxy card or voting instruction form that you received. For further information, please see the Important Information About the Annual Meeting and Voting beginning on page 4 of this proxy statement.

PURPOSES:

1.
To elect Steven R. Mitchell and Donald R. Young as directors to serve three-year terms expiring in 2029;
2.
To ratify the appointment of KPMG LLP as Aspen Aerogels, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
To approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the annual meeting;
4.
To approve, on a non-binding, advisory basis, the frequency of holding an advisory vote on the compensation of the named executive officers;
5.
To consider, on a non-binding, advisory basis, a proposal regarding the future declassification of the Board of Directors; and
6.
To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Aspen Aerogels, Inc.’s common stock at the close of business on March 16, 2026 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available at our corporate headquarters for examination by any stockholder for any purpose germane to the annual meeting for a period of 10 days ending on the day before the date of the annual meeting. If you wish to view this list, please contact our Corporate Secretary at Aspen Aerogels, Inc., 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

All stockholders are cordially invited to attend the virtual annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials or proxy materials you received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By Order of the Board of Directors,

Glenn E. Deegan

Chief Administrative Officer, General Counsel & Corporate Secretary

Northborough, Massachusetts

March 27, 2026

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

CREATING VALUE THROUGH TECHNOLOGY, INNOVATION, AND EXECUTION

Dear Stakeholders,

In 2025, we remained focused on our core objective of building a strong, profitable, and capital-efficient business. During the year, we streamlined the organization, optimized our cost structure, and reduced structural expenses while strengthening operational discipline. These actions bolstered the foundation of the business while preserving the capabilities needed to support sustainable, long-term growth and value creation.

Our Energy Industrial business continued to provide important diversification, supported by long-standing customer relationships across global energy infrastructure markets. While 2025 was weighted toward maintenance activity and reflected fewer large subsea projects than in prior years, the fundamentals of the business remain strong. As 2026 begins, visibility has improved and three structural drivers are supporting growth: a rebound in subsea project activity, expanding LNG and natural gas infrastructure investment, and steady maintenance demand from refinery and petrochemical operators. We have already secured subsea and LNG project awards for 2026, and our pipeline is strong. We believe our Energy Industrial segment can continue to grow as a high-margin business without significant incremental costs or capital investment.

Within our Thermal Barrier business, EV production decreased in North America during the year as OEMs adjusted volumes in response to evolving regulatory frameworks and market demand. We expect the market to establish a new baseline in 2026, from which EV penetration can resume growth at a steadier pace. In Europe, structural drivers create a more visible multi-year adoption trajectory for OEMs. We are actively engaged with several European OEMs as they advance to their next-generation EV platforms, and we anticipate securing additional awards. This foundation positions us well for growth beginning in 2027 and provides greater geographic and customer diversification over time.

We are also pursuing the extension of the Aerogel Technology Platform® into adjacent markets where our thermal management and fire protection capabilities address critical needs. Battery energy storage systems represent one such opportunity, as stationary storage installations increase in scale and energy density. Our thermal protection capabilities and U.S.-based manufacturing footprint position us well in this evolving market. We continue to evaluate additional applications that leverage our manufacturing scale and technical expertise.

Throughout 2025, we strengthened our balance sheet and managed cash with discipline. We ended the year with approximately $159 million in cash and cash equivalents and expect to receive nearly $38 million from General Motors in Q1 2026 related to a commercial settlement. We removed approximately $75 million of structural fixed costs on an annualized basis and materially lowered our adjusted EBITDA breakeven level. Expected Plant II asset sales in 2026 will further reduce debt and strengthen our balance sheet. These actions enhance liquidity and financial flexibility while increasing operating leverage as revenue grows.

As we look ahead, our focus remains clear: execute consistently, allocate capital thoughtfully, and build a stronger company positioned to deliver sustainable, long-term value.

2025 Highlights and Recent Business Developments

•
Awarded North Sea pipe-in-pipe subsea project with expected delivery in Q3 2026
•
Supported several LNG projects as part of an expanding gas infrastructure portfolio
•
Awarded PyroThin® Thermal Barrier contract from Volvo Cars with expected start of production in 2027
•
Awarded PyroThin contract from a leading American OEM for a vehicle platform with expected start of production in 2028
•
Removed approximately $75 million of structural fixed costs, materially lowering EBITDA breakeven

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

•
Ended 2025 with approximately $159 million in cash; expect nearly $38 million GM payment in Q1 2026
•
Pursuing sale of Plant II assets to further strengthen the balance sheet

We believe Aspen Aerogels is well positioned for the years ahead. Demand for high-performance thermal and energy-efficiency solutions continues to be supported by long-term trends in electrification, energy infrastructure, safety standards, and sustainability. With a differentiated technology platform, expanding customer relationships, and a more efficient cost structure, we remain focused on delivering profitable growth and building long-term shareholder value.

I would like to thank our employees for their dedication and professionalism, and our customers and partners for their continued trust. We also appreciate the support of our shareholders and look forward to updating you on our progress in the year ahead.

Sincerely,

Donald R. Young

President & Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

PROXY STATEMENT FOR THE ASPEN AEROGELS, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2026

This proxy statement, along with the accompanying notice of 2026 annual meeting of stockholders, contains information about the 2026 annual meeting of stockholders of Aspen Aerogels, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:30 a.m. Eastern Time on Wednesday, May 13, 2026. This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ASPN2026. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Aspen Aerogels, Inc. as “Aspen Aerogels,” “the Company,” “we,” “our” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the annual meeting.

On or about March 27, 2026, we intend to begin sending to our stockholders entitled to vote at the annual meeting the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2026 annual meeting of stockholders and our 2025 annual report. Stockholders who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice of Internet Availability.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2026

This proxy statement and our 2025 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. In order to view, print or download these materials, please have the 16-digit control number(s) that appears on your notice or proxy card available. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2025 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” tab of the “Financials” subsection of the “Investors” section of our website at www.aerogel.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, from us, free of charge, by sending a written request to:

Aspen Aerogels, Inc.

Attn: Investor Relations

30 Forbes Road, Building B

Northborough, Massachusetts 01532

Exhibits will be provided upon written request and payment of an appropriate processing fee.

CAUTIONARY INFORMATION AND FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain,” “confident” and “commit” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this proxy statement. Except as required by law, we do not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Our business results are subject to a variety of risks, including those that are described in our annual report on Form 10-K for the year ended December 31, 2025 and elsewhere in our filings with the SEC. If any of these considerations or risks materialize or intensify, our expectations (or underlying assumptions) may change and our performance may be adversely affected.

Although we include references to our website throughout this proxy statement, information contained on or accessible through our website, including any reports, is not a part of, and is not incorporated by reference into, this proxy statement or any other report or document we file with the SEC. Any reference to our website throughout this proxy statement is intended to be an inactive textual reference only.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Aspen Aerogels is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held virtually via live audio webcast, on Wednesday, May 13, 2026 at 9:30 a.m. Eastern Time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement along with the accompanying Notice of 2026 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2025 annual report to stockholders, which contains our annual report on Form 10-K for the fiscal year ended December 31, 2025, because you owned shares of our common stock on March 16, 2026, or the Record Date. We will commence distribution of the Notice of Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials, to stockholders on or about March 27, 2026.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why Are You Holding a Virtual Annual Meeting?

Our 2026 Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can submit questions to our Board of Directors or management, as time permits.

What Happens if There Are Technical Difficulties During the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page.

In the event of technical difficulties with the annual meeting, we intend to conduct the annual meeting via teleconference at the following phone number: [___]. In addition, in the event of technical difficulties with the annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/ASPN2026. If necessary, the announcement will provide updated information regarding the date, time, and location of the annual meeting. Any updated information regarding the annual meeting will also be posted on our Investors website at ir.aerogel.com.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on March 16, 2026 are entitled to vote at the annual meeting. On this Record Date, there were [●] shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials are being forwarded to you by that organization. You may have also received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting and may vote online during the annual meeting by entering the 16-digit control number included on your Notice, proxy card or the voting instructions that accompanied your proxy materials. If you hold your shares in street name and did not receive a 16-digit control number, please contact your brokerage firm, bank, dealer or other similar organization to obtain a legal proxy to be able to participate in or vote at the meeting.

You do not need to attend the annual meeting to vote your shares. Participants in the Employee Stock Purchase Plan may attend and participate in the 2026 Annual Meeting, but will not be able to vote shares held in the plan during the 2026 Annual Meeting. Employee Stock Purchase Plan participants must vote in advance of the 2026 Annual Meeting using the method described further below. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director, whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to proposals 2, 3 and 5, and whether your shares should be voted FOR “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or ABSTAIN with respect to proposal 4. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•
By Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet, including by scanning the QR code provided on the Notice or proxy card with your mobile device.
•
By telephone. If you received a proxy card by mail, you can vote by telephone by following the instructions included in the proxy card.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted below.
•
During the virtual meeting. If you attend the virtual meeting, you may vote your shares online during the annual meeting by following the instructions on the virtual annual meeting page.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 12, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you will receive instructions from the holder of record. You must follow the instructions of the nominee in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

Voting by Participants in the Employee Stock Purchase Plan

If you hold shares through our Employee Stock Purchase Plan, you will receive a separate voting instruction form to instruct the custodian for the plan as to how to vote your shares. Your proxy must be received by 11:59 p.m. Eastern Time on May 12, 2026, to be counted. With respect to our Employee Stock Purchase Plan, we consider all shares of common stock for which the custodian has not received timely instructions not present for quorum purposes, and those shares will not be voted by the custodian.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•
“FOR” the election of the nominees for director;
•
“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•
“FOR” the non-binding, advisory vote to approve the compensation of the named executive officers, as disclosed in this proxy statement;
•
“ONE YEAR” for the non-binding, advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers; and
•
“FOR” the approval of the non-binding, advisory proposal regarding the future declassification of the Board of Directors.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holders listed in the proxy in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. If you are a stockholder of record, you may change or revoke your proxy in any one of the following ways:

•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy card and submitting it as instructed above;
•
by submitting a new vote by proxy by Internet or by telephone as instructed above;
•
by providing written notice to Aspen Aerogels’ Corporate Secretary at 30 Forbes Road, Building B, Northborough, Massachusetts 01532 before the annual meeting that you are revoking your proxy; or
•
by attending the annual meeting and voting virtually. Attending the annual meeting virtually will not in and of itself revoke a previously submitted proxy.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you should follow the instructions provided by your bank, broker or other nominee to change or revoke your proxy.

If you are an employee stockholder who holds shares through our Employee Stock Purchase Plan, you should contact the custodian for instructions on how to revoke your proxy or change your vote.

Your most current vote, whether by telephone, Internet or proxy card, is the vote that will be counted.

What if I Receive More Than One Notice, Proxy Card or Voting Instruction Form?

You may receive more than one Notice, proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on “routine” proposals without receiving instructions from you. At this annual meeting, the only “routine” proposal is the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement). Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares on Proposals 1, 3, 4 or 5 of this proxy statement. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposals 1, 3, 4 and 5 of this proxy statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal	Required Vote	Effect of Withhold Votes, Abstentions and Broker Non-Votes
Proposal 1: Elect Two Directors	Plurality of the votes cast: the two nominees that receive the most FOR votes will be elected.	Withhold votes and broker non-votes will have no effect on this proposal.
Proposal 2: Ratify the Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal.

Abstentions and broker non-votes, if any, will have no effect on this proposal. As this is a “routine” proposal, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee generally will have discretion to vote your shares on this proposal.

Proposal 3: Approve, on a Non-Binding, Advisory Basis, the Compensation of the Named Executive Officers	Affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal.	Abstentions and broker non-votes will have no effect on this proposal.
Proposal 4: Approve, on a Non-Binding, Advisory Basis, the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been approved by stockholders.

Abstentions and broker non-votes will have no effect on this proposal.
Proposal 5: Consider, on a Non-Binding, Advisory Basis, a Proposal Regarding the Future Declassification of the Board of Directors	Affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal.	Abstentions and broker non-votes will have no effect on this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, representatives of Broadridge Investor Communication Solutions, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies for the annual meeting from stockholders. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have not yet retained, but may retain, a proxy solicitor in conjunction with the annual meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including a fee and reasonable out-of-pocket expenses for the proxy solicitor, if any.

What Constitutes a Quorum for the Annual Meeting?

The presence, at the meeting virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting virtually or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

How Can I Attend the Annual Meeting?

The annual meeting will be held at 9:30 a.m. Eastern Time on Wednesday, May 13, 2026. This year, our annual meeting will be held in a virtual meeting format only.

To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/ASPN2026 shortly before the meeting time, and follow the instructions for downloading the webcast. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice in order to attend and to vote and ask questions at the annual meeting. We encourage you to access the annual meeting before the start time of 9:30 a.m. (Eastern Time), on May 13, 2026. Please allow ample time for online check-in, which will begin at 9:15 a.m. (Eastern Time) on May 13, 2026. An annual meeting program containing rules of conduct for the annual meeting will be provided to attendees.

If you are unable to attend the annual meeting, you can view a replay of the webcast at the same webpage for at least six months from the meeting. You need not attend the annual meeting in order to vote.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question, you may do so in two ways:

•
Before the annual meeting: Once you receive your proxy materials, you may log into www.proxyvote.com and enter your 16-digit control number included on your Notice, proxy card or voting instruction form and follow the prompts to submit a question. You may submit questions through this pre-meeting forum until the start of the meeting.
•
During the annual meeting: Log into the virtual meeting platform at www.virtualshareholdermeeting.com/ASPN2026 to attend the annual meeting, during which you may type your question into the “Ask a Question” field and click “Submit.” You will need the 16-digit control number included on your Notice, proxy card or voting instruction form.

Questions pertinent to annual meeting matters will be answered during the annual meeting, subject to time constraints. If a stockholder has a question about any matter other than those being acted upon at the annual meeting, such question will be addressed following adjournment of the formal business of the annual meeting. Questions may be ruled as out of order if they are, among other things, derogatory, uncivil or otherwise inappropriate, irrelevant to our business or to the business of the annual meeting, related to personal grievances or our material non-public information or substantially duplicative of statements already made. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered. Stockholders will be limited to two questions each. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the annual meeting by contacting Investor Relations at ir@aerogel.com.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy (or, conversely, if you share an address with another Aspen Aerogels stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials), please contact Broadridge Financial Solutions at 1-866-540-7095, or in writing at Broadridge Householding department, 51 Mercedes Way, Edgewood, New York 11717.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to use “Aspen Aerogels,” “Cryogel,” “Pyrogel,” “PyroThin,” the Aspen Aerogels logo and other trademarks, service marks and trade names of Aspen Aerogels appearing in this document. Solely for convenience, the trademarks, service marks and trade names referred to in this document are without the ® and TM symbols, but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to these trademarks, service marks and trade names.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (a) the executive officers named in the Summary Compensation Table on page 42 of this proxy statement, (b) each of our current directors and director nominees, (c) all of our current directors, director nominees and current executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of the Record Date pursuant to the exercise of options or warrants, conversion of notes, or the vesting of restricted stock units (“RSUs”) to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 82,711,351 shares of common stock outstanding on March 1, 2026.

	Shares beneficially owned
Name of Beneficial Owner	Number	Percentage
Directors and Named Executive Officers:
Donald R. Young, President & Chief Executive Officer(1)	1,226,198	1.48%
Grant D. Thoele, Chief Financial Officer & Treasurer(2)	37,585	*
Corby C. Whitaker, Chief Commercial Officer(3)	316,084	*
Gregg R. Landes, Chief Operating Officer(4)	345,949	*
Glenn E. Deegan, Chief Administrative Officer, General Counsel & Secretary(5)	—	*
Ricardo C. Rodriguez, former Chief Financial Officer & Treasurer(6)	198,440	*
Virginia H. Johnson, former Chief Legal Officer, General Counsel & Secretary(7)	140,677	*
Keith L. Schilling, former Senior Vice President, Technology(8)	162,497	*
Kathleen M. Kool, Director(9)	42,427	*
Steven R. Mitchell, Director(10)	238,370	*
William P. Noglows, Director(11)	200,829	*
Cari Robinson, Director(12)	23,027	*
James E. Sweetnam, Director(13)	48,305	*
All directors and current executive officers as a group (10 persons)(14)	2,478,774	3.00%
Five Percent Stockholders:
Entities affiliated with Koch, Inc.(15)	12,280,426	14.85%
Oaktop Capital Management II, L.P.(16)	4,394,525	5.31%
Needham Investment Management L.L.C. and affiliates(17)	4,351,700	5.26%
The Vanguard Group(18)	4,133,995	5.00%
BlackRock, Inc.(19)	4,054,986	4.90%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
For Mr. Young, consists of 414,306 shares of our common stock, 36,936 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 774,956 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(2)
Mr. Thoele was appointed Chief Financial Officer and Treasurer, effective October 1, 2025. Consists of 4,608 shares of our common stock, 8,461 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 24,516 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.

(3)
For Mr. Whitaker, consists of 117,313 shares of our common stock, 16,688 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 182,083 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(4)
For Mr. Landes, consists of 15,633 shares of our common stock, 16,422 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 313,894 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(5)
Mr. Deegan was appointed Chief Administrative Officer, General Counsel and Secretary effective September 22, 2025.
(6)
Ricardo C. Rodriguez, former Chief Financial Officer and Treasurer, departed the Company effective October 1, 2025. Consists of 20,531 shares of our common stock and 177,909 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date. The reported number of shares of common stock held by Mr. Rodriguez is based on our records as of October 1, 2025, and does not take into account any transactions that may have occurred after such date.
(7)
Virginia H. Johnson, former Chief Legal Officer, General Counsel and Corporate Secretary, departed the Company effective May 23, 2025. Consists of 24,235 shares of our common stock and 116,442 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date. The reported number of shares of common stock held by Ms. Johnson is based on our records as of May 23, 2025, and does not take into account any transactions that may have occurred after such date.
(8)
Keith L. Schilling, former Senior Vice President, Technology, departed the Company effective June 13, 2025. Consists of 61,398 shares of our common stock and 101,099 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date. The reported number of shares of common stock held by Mr. Schilling is based on our records as of June 13, 2025, and does not take into account any transactions that may have occurred after such date.
(9)
For Ms. Kool, consists of 13,583 shares of our common stock, 10,370 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 18,474 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(10)
For Mr. Mitchell, consists of 136,158 shares of our common stock, 10,370 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 91,842 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(11)
For Mr. Noglows, consists of 78,617 shares of our common stock, 10,370 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, 91,842 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date, 10,000 shares of our common stock held by a trust, for the benefit of one of Mr. Noglows' children, and 10,000 shares of our common stock held by a trust, for the benefit of another one of Mr. Noglows' children.
(12)
For Ms. Robinson, consists of 1,876 shares of our common stock, 10,370 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 10,781 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(13)
For Mr. Sweetnam, consists of 15,581 shares of our common stock, 10,370 shares of our common stock issuable upon the vesting of RSUs within 60 days following the Record Date, and 22,354 shares of our common stock issuable upon the exercise of options exercisable within 60 days following the Record Date.
(14)
See the footnotes above.
(15)
Consists of 12,280,426 shares held by Wood River Capital, LLC (“Wood River”), which is a subsidiary of SCC Holdings, LLC (“SCC”). SCC is a subsidiary of KIM, LLC (“KIM”). KIM is a subsidiary of Koch Investments Group, LLC (“KIG”), which is a subsidiary of Koch Investments Group Holdings, LLC (“KIGH”). KIGH is a subsidiary of Koch Companies, LLC (“KCLLC”), which is a subsidiary of Koch, Inc. (“Koch”). These securities may be deemed to be beneficially owned by each of SCC, KIM, KIG, KIGH, KCLLC and Koch by virtue of their direct or indirect beneficial ownership of Wood River. Each of SCC, KIM, KIG, KIGH, KCLLC and Koch

disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. The addresses of the principal office and principal business of each of the reporting persons is 4111 East 37th Street North, Wichita, Kansas 67220. This information is based on a Schedule 13D/A filed by Wood River, SCC, KIM, KIG, KIGH, KCLLC and Koch with the SEC on August 19, 2024 and a Form 4 filed by Wood River and Koch with the SEC on August 19, 2024.
(16)
Of the shares listed, Oaktop Capital Management II, L.P. has sole voting power and sole dispositive power with respect to 4,394,525 shares. Oaktop Capital Management II, L.P.'s business address is One Main Street, Suite 202 Chatham, New Jersey 07928. This information is based on a Schedule 13G/A filed by Oaktop Capital Management II, L.P. with the SEC on May 15, 2025.
(17)
Of the shares listed, Needham Investment Management L.L.C. (“NIM”), Needham Asset Management, LLC (“NAM”) and George A. Needham have shared voting power and shared dispositive power with respect to 4,351,700 shares. The shares are directly owned by advisory clients of NIM, of which NAM and Mr. Needham may be considered a control person. Each of NIM, NAM and Mr. Needham disclaims beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, The business address for each of NIM, NAM and Mr. Needham is 250 Park Avenue, 10th Floor, New York, New York 10117. This information is based on a Schedule 13G filed by NIM, NAM and Mr. Needham with the SEC on February 13, 2026.
(18)
Of the shares listed, The Vanguard Group has shared voting power with respect to 59,696 shares, sole dispositive power with respect to 4,014,233 shares, and shared dispositive power with respect to 119,762 shares. The Vanguard Group's business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on November 12, 2024.
(19)
BlackRock, Inc. is the parent of several subsidiaries that hold the shares listed in the table. Of the shares listed, BlackRock, Inc. has sole voting power with respect to 3,959,053 shares and sole dispositive power with respect to 4,054,986 shares. BlackRock, Inc.'s business address is 50 Hudson Yards, New York, New York 10001. This information is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 31, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with during the fiscal year ended December 31, 2025, other than a Form 3 and Form 4 timely filed for Grant D. Thoele on October 1, 2025, which were subsequently amended on December 19, 2025 to include certain unvested restricted stock units that were inadvertently omitted from the initial filings.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members classified into three classes as follows: (1) Steven R. Mitchell and Donald R. Young constitute the Class III directors and their current terms will expire at the annual meeting; (2) Cari Robinson and James E. Sweetnam constitute the Class I directors and their current terms will expire at the 2027 annual meeting of stockholders; and (3) Kathleen M. Kool and William P. Noglows constitute the Class II directors and their current terms will expire at the 2028 annual meeting of stockholders. On April 30, 2025, Rebecca B. Blalock and Mark L. Noetzel retired from the Board.

On March 3, 2026, our Board of Directors accepted the recommendation of the Nominating, Governance and Risk Committee of the Board (the “Nominating, Governance and Risk Committee”) and voted to nominate Steven R. Mitchell and Donald R. Young for election at the annual meeting for a term of three years to serve until the 2029 annual meeting of stockholders, and until their respective successors have been elected and qualified.

The Board is committed to maintaining a composition that reflects a balance of skills, expertise and experiences that the Board considers valuable to ensure effective oversight of the Company and its long-term strategy. Following the 2026 annual meeting, our Nominating, Governance and Risk Committee will conduct a search for an additional director to be appointed to the Board prior to the 2027 annual meeting. The committee intends to evaluate a number of candidates and appropriately consider each candidate’s background and experience, with a focus on candidates with direct experience in investing in public securities, including experience in portfolio management and/or capital allocation. Aspen has decided to conduct this search following discussions between the Company and Palogic Value Management, L.P., as part of our active engagement with our shareholders.

Set forth below are the names of those persons nominated for election as directors at the annual meeting and those directors whose terms do not expire this year and who will continue to serve after the annual meeting, their ages as of the Record Date, their positions in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed should serve as a director is set forth below.

Name	Age	Position	Director Class
Donald R. Young	68	President, Chief Executive Officer and Director	Class III
Kathleen M. Kool	54	Director	Class II
Steven R. Mitchell	56	Director	Class III
William P. Noglows	68	Chairperson of the Board	Class II
Cari Robinson	63	Director	Class I
James E. Sweetnam	73	Director	Class I

Donald R. Young has been our President, Chief Executive Officer and a member of our Board of Directors since November 2001. Prior to joining us, Mr. Young worked in the United States and abroad in a broad range of senior operating roles for Cabot Corporation, a leading global specialty chemical company. Prior to Cabot Corporation, Mr. Young worked in the investment business at Fidelity Management & Research. Mr. Young holds a BA from Harvard College and an MBA from Harvard Business School. The Board has concluded that Mr. Young possesses specific attributes that qualify him to serve as a member of our Board of Directors, including the perspective and experience he brings as our Chief Executive Officer, which brings historic knowledge, operational expertise and continuity to our Board of Directors.

Kathleen M. Kool has served on our Board of Directors since November 2022. Ms. Kool has served as the President of Impact100 Genesee County, a non-profit organization, since March 2023. Ms. Kool previously served as the CEO of Tide Cleaners, a wholly owned subsidiary of Procter & Gamble (“P&G”), until her retirement in June 2022. Under Ms. Kool’s leadership as CEO, Tide Cleaners grew from 35 to 191 stores and was ranked 76th in Entrepreneur’s Franchise 500 ranking in 2022, marking the third consecutive year in the top 100. During her 27-year tenure at P&G, Ms. Kool served in a variety of executive leadership roles, including CFO of North America Fabric Care, the largest regional business unit at P&G, with over

$8 billion in retail sales, and CFO of the Global P&G Professional business. In addition to her extensive business leadership experience, Ms. Kool was a key member of P&G’s award-winning Investor Relations team, partnering with multiple CEOs and leading the communication for the strategy renewal that spanned two $10 billion productivity programs and a more focused portfolio of strategic brands. Additionally, Ms. Kool led numerous acquisitions, integrations, and business expansions, and navigated Tide Cleaners through the COVID-19 pandemic, growing industry share, opening new stores and overseeing expansion to new campuses. Ms. Kool is also a member of the Board of Directors of Digimarc Corporation, where she is Chair of the Board and serves on the Audit and Compensation and Talent Management Committees. Ms. Kool also serves as a board member and Chief Financial Officer of Sonje Ayiti, a non-profit organization. Ms. Kool received her BA, summa cum laude, in Economics from Kalamazoo College and her MBA from Washington University in St. Louis. The Board has concluded that Ms. Kool possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive senior-level management experience in financial reporting and accounting, investor relations, general business operations, complex business integration, corporate governance, and other public company board service.

Steven R. Mitchell has served on our Board of Directors since August 2009. Mr. Mitchell has served as the Chief Executive Officer and Managing Director of Argonaut Private Equity, a private equity investment firm, since July 2016, prior to which he was the managing director of Argonaut Private Equity, LLC, a private equity investment firm, since November 2004. Prior to joining Argonaut Private Equity, LLC, Mr. Mitchell was a principal in both Radical Incubation, a private equity investment firm, and 2929 Entertainment, a media company. He currently serves on the boards of directors of several public and privately owned companies, including Stepstone Group Inc.; Alkami Technology, Inc.; S&R Compression, LLC; DMB Pacific, LLC; Downing Wellhead Equipment LLC; The Fred Jones Companies, LLC; JAC Holding Enterprises, Inc.; QRC Valve Distributors LLC; SEF Energy, LLC; Mammoth Carbon Products, LLC; MT Group Holdings, LLC; American Cementing, LLC; McNellies Group LLC; Mark Young Construction, LLC; APE-III (JAC) Inc.; Cypress Environmental Partners, LLC; Petroplex Acidizing, Inc.; APE V Center Rock, LLC; Chemoil Energy Services, LLC; LEI Intermediate, LLC; FabTech-IGM Holdings, LLC; and Pryer Aerospace, LLC. From 1996 to 1999, Mr. Mitchell was a corporate attorney at Gibson, Dunn & Crutcher LLP. Mr. Mitchell holds a BBA in Marketing from Baylor University and a JD from the University of San Diego School of Law. The Board has concluded that Mr. Mitchell possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience building, investing in and growing several manufacturing, technology and product companies and his experience with sophisticated transactions as a corporate attorney. In addition, because Mr. Mitchell has served on many boards of directors, the Board has concluded that he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

William P. Noglows has served on our Board of Directors since our initial public offering in June 2014 and as chairperson of our Board since February 2019, and previously served on our Board of Directors from January 2011 to April 2013. Mr. Noglows served as Chairperson of the Board of CMC Materials, Inc. (formerly known as Cabot Microelectronics Corporation), a global supplier of consumable materials primarily to semiconductor manufacturers, from November 2003 to July 2022 and as President and Chief Executive Officer from November 2003 until December 2014, as well as previously serving as a director from December 1999 until April 2002. Mr. Noglows currently serves on the boards of Littelfuse, Inc. and NuMat Technologies, Inc. From 1984 through 2003, Mr. Noglows served in various management positions at Cabot Corporation, a global specialty chemicals and performance materials company, culminating in serving as an executive vice president and general manager. Mr. Noglows holds a BS in Chemical Engineering from Georgia Institute of Technology. The Board has concluded that Mr. Noglows possesses specific attributes that qualify him to serve as a member and chairperson of our Board of Directors, including his experience as chief executive officer of a leading public company and his expertise in developing technology. In addition, because Mr. Noglows has served on boards of directors of two other public companies, the Board has concluded that he has significant experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Cari Robinson has served on our Board of Directors since August 2024. Ms. Robinson has served as a Senior Managing Director of August Strategic Communications, a strategic communications and crisis advisory firm, since July 2023. In February 2023, Ms. Robinson founded Black Dog Advisory, LLC, a consulting firm providing services in connection with organizational transformation, risk, governance, cybersecurity preparedness, compliance and regulatory issues. From July 2019 to January 2022, Ms. Robinson served as Executive Vice President and General Counsel of Revlon, Inc., a multinational cosmetics, skin care, fragrance and personal care company, where she oversaw Revlon’s enterprise-wide legal, physical security, compliance, regulatory and corporate governance affairs globally. From October 2000 to July 2019, Ms. Robinson served in several positions at the International Business Machines Corporation (IBM), a global technology services company, including as Associate General Counsel, Corporate Litigation and as Vice President, Assistant General Counsel, Investigations & Cybersecurity, where she established and led a global team responsible for handling internal investigations, regulatory matters, cybersecurity incidents and data breaches. Prior to that, Ms. Robinson was an Assistant United States Attorney in the Criminal Division of the United States Attorney’s Office, Southern District of New York, and before that, she was an associate at the law firm of Davis Polk & Wardwell. Ms. Robinson received her BA in English from Vassar College and her JD from Emory University School of Law. The Board has concluded that Ms. Robinson possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her legal, regulatory and corporate governance experience, as well as her crisis management and cybersecurity expertise.

James E. Sweetnam has served on our Board of Directors since August 2022. Mr. Sweetnam served as President and CEO, and a member of the board, of Dana Corporation, a Fortune 500 world leader in the design and manufacture of driveline components for light, medium and heavy-duty vehicle manufacturers in the automotive, commercial vehicle and off-highway markets, from July 2009 through November 2010. Previously, he served in various roles of increasing responsibility, including as CEO of Truck Group, at Eaton Corporation, a global, diversified power management company, after serving in a variety of other roles at Eaton Corporation. Prior to joining Eaton, Mr. Sweetnam spent 10 years at Cummins Inc., a diesel and natural gas engine designer, manufacturer, and distributor, where he served as Vice President, Cummins Engine Company and Group Managing Director of Holset Engineering Co. Ltd., a Cummins subsidiary and manufacturer of turbochargers, headquartered in England. Prior to that, he served as President of Cummins Electronics Company. Mr. Sweetnam has also held management positions with Canadian Liquid Air and engineering positions with Air Products and Chemicals in Allentown, Pennsylvania and São Paulo, Brazil. He presently serves on the board of directors of Republic Airways Holdings, Inc., an airline holding corporation, where he is a member of the audit and corporate governance committees. He previously served on the board of directors of SunCoke Energy, Inc., including as chair of its nominating and governance committee and chair of its compensation committee. Mr. Sweetnam received his BS in Applied Science and Engineering from the United States Military Academy, West Point, and his MBA from Harvard Business School. The Board has concluded that Mr. Sweetnam possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his extensive senior-level management experience in general business operations, manufacturing and engineering, his automotive industry experience, and his background in international business development, as well as his service on a number of public company boards.

Board of Directors Composition and Qualifications

Our Board currently consists of six members, of which two are women and two are ethnically diverse. In connection with its determination that our current directors should continue to serve on our Board, the Nominating, Governance and Risk Committee considered, among other factors, certain skills, expertise and experiences that the Board considers valuable to ensure effective oversight of the Company. Directors have completed a self-assessment of their skills, expertise and experiences in 14 “core competencies” across three categories: Industry Experience, Functional Experience and Other Specific Experience. Each director was asked to identify all skills that were applicable to them, based upon their experience and expertise, and the chart below summarizes our six current directors’ responses to the self-assessment. These indicators are intended to be a high-level summary of what the Board views as the core competencies and are not a comprehensive list of each director’s skills or contributions to the Board. The Board believes that the Board possesses these qualifications collectively as a group.

No. of Directors
Automotive
3
Specialty Chemicals & Battery Materials Science
3
Industrial Manufacturing
5
Strategy/ Strategic Planning and Innovation
6
Financial/ Accounting/ Audit
5
Global Supply Chain
3
Technology & Cybersecurity
3
Branding, Marketing & Communications
4
Global/ International & Geographic Expansion
4
Public Company Governance/ Board Service
6
Executive Compensation
6
Human Capital Management & Leadership Development
5
Strategic Transactions, Financing and M&A
6
Regulatory Compliance
3

Listed below are the core skills and experiences we consider to be beneficial for our Board to possess:

Skills and Experience	Description
Industry Experience
Automotive

Experience in the electric vehicle automative industry, including automotive original equipment manufacturer (OEM) supplier expertise, as well as adjacent experience in the areas of technology and software, energy and utilities, management consulting and sustainability.

Specialty Chemicals & Battery Materials Science	Substantial knowledge of specialty chemicals and battery materials science.
Industrial Manufacturing	Experience in all aspects of industrial manufacturing operations.
Functional Experience
Strategy / Strategic Planning and Innovation

Experience setting the mission or vision of a company or function, establishing and implementing the strategic plan to achieve such goals, and contributing to transformative innovation, leading to disruptive products and services, as well as experience in product launch and bringing products to new markets.

Financial/Accounting/Audit

Experience leading or managing the financial function of an enterprise, resulting in proficiency in complex financial management, capital allocation and financial reporting, and experience or expertise in financial accounting and reporting processes or the financial management of a major organization.

Global Supply Chain

Experience in global supply chain management encompassing the planning and management of all activities involved in sourcing and procurement, conversion, and all logistics management activities, as well as related regulatory compliance experience.

Technology & Cybersecurity

Significant background working in information technology and/or cybersecurity, resulting in knowledge of how to anticipate technological trends, including digital transformation, data governance, information security and development of new business models, or significant expertise and experience in leading information technology and/or cybersecurity functions of an enterprise.

Branding, Marketing & Communications

Expertise in leading and executing marketing and communications strategies, as well as enhancing a company’s reputation with its key stakeholders, or experience managing a marketing or sales function and in increasing the perceived value of a product line or brand over time in the market.

Global/International & Geographic Expansion Experience

Experience working within organizations that have a global customer base and/or international presence, lending itself to valuable commercial and cultural perspectives regarding a diverse range of business aspects.

Public Company Governance / Board Service

Experience serving as a director of public company, which provides understanding of the dynamics and operation of a corporate board, the relationship of a public company board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.

Other Specific Experience
Executive Compensation

Experience with executive and equity compensation and broad-based incentive planning, including the interplay between long-term incentive compensation and corporate/individual executive goal setting, or experience managing a compensation function.

Human Capital Management & Leadership Development	Experience in human resources, compensation and benefits, recruiting and retaining employees, succession planning and developing and maintaining a strong workplace culture.
Strategic Transactions, Financing, and Mergers and Acquisitions

Experience in strategic transactions and business development with direct responsibility for and/or overseeing collaborations and deals, including financing transactions, mergers, acquisitions, divestitures, joint ventures and other partnerships, and experience in integrating acquisitions.

Regulatory Compliance	Experience in government and regulated industries, which provides insight and perspective in working constructively and proactively with governments and agencies globally.

Director Overboarding Policy and Time Commitments

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that serving on outside public boards requires a significant commitment of time and attention, and accordingly, has adopted an “overboarding” policy that limits director participation on other public boards. Pursuant to our Corporate Governance Guidelines, directors are required to limit the number of other public company boards on which they serve to not more than four, so that they are able to devote adequate time to their duties to the Company. All of our current directors comply with our overboarding policy.

In addition to the numerical limits, the Corporate Governance Guidelines provide that directors are expected to spend the necessary time to discharge their responsibilities appropriately and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. As such, when nominating a director for service on the Board or for election, the Nominating, Governance and Risk Committee considers whether, in light of other commitments, the nominee will have adequate time to serve as a director of the Company. The Nominating, Governance and Risk Committee undertakes this review annually, generally as part of its review of director nominees.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Aspen Aerogels, either directly or indirectly. Based upon this review, our Board has determined that all of our current directors, other than Donald R. Young, our President and Chief Executive Officer, are “independent directors” as defined by the New York Stock Exchange. Ms. Blalock and Mr. Noetzel, who served on the Board in 2025 and resigned effective April 30, 2025, were “independent directors” as defined by the New York Stock Exchange.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2025, there were 13 meetings of our Board of Directors, and the various committees of the Board met a total of 19 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2025. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders. All of our then-serving directors attended the annual meeting of our stockholders held in 2025.

Audit Committee. The Audit Committee of the Board (the “Audit Committee”) met 8 times during fiscal year 2025. This committee currently has three members: Kathleen M. Kool (chair), Cari Robinson and James E. Sweetnam. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews our annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the New York Stock Exchange, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Ms. Kool is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

In addition to the responsibilities described above, our Audit Committee is authorized to, among other matters:

•
appoint and retain the independent registered public accounting firm to conduct the annual audit of our financial statements;
•
review the proposed scope and results of the audit;
•
review and discuss with Company’s management and the independent auditor all critical audit matters (CAMs) identified by the independent registered public accounting firm and the provision of any “pro forma” or “adjusted” non-GAAP financial information, any operational metrics, and any key performance indicators;

•
review accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;
•
review and approve transactions between us and our directors, officers and affiliates;
•
establish and oversee procedures for complaints received by us regarding accounting matters and any other complaints alleging a violation of our Code of Business Conduct and Ethics;
•
oversee internal audit functions;
•
review and evaluate our policies and procedures with respect to risk assessment and enterprise risk management; and
•
prepare the report of the Audit Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee meets at least quarterly, typically twice per quarter, and with greater frequency as necessary. The agenda for each meeting is set by the chair of the Audit Committee in consultation with the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary. The Audit Committee meets regularly in executive session. However, from time to time, various members of management, and employees, outside advisors or consultants may be invited by the Audit Committee to make presentations, to provide financial, background information or advice, or to otherwise participate in Audit Committee meetings.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available in the “Investors” section of our website at www.aerogel.com.

Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee of the Board (the “Compensation Committee”) met 7 times during fiscal 2025. This committee currently has three members: William P. Noglows (chair), Steven R. Mitchell, and James E. Sweetnam. Our Compensation Committee’s role and responsibilities are set forth in its written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2023 Equity Incentive Plan, as amended (the “2023 Plan”), our Aspen Aerogels Employee Stock Purchase Plan (the “ESPP”), our employee cash bonus plan (the “Corporate Bonus Plan”) and our Compensation Recoupment Policy. The Compensation Committee is responsible for the determination of the compensation of our executive officers other than our Chief Executive Officer. The compensation of our Chief Executive Officer is determined by our Board of Directors upon the recommendation of our Compensation Committee. All members of the Compensation Committee qualify as independent under the definition promulgated by the New York Stock Exchange.

In addition to the responsibilities described above, our Compensation Committee is authorized to, among other matters:

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review and recommend compensation arrangements for management;
•
establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals, as well as to encourage progress in the areas of environmental, social and governance priorities, including employee retention, satisfaction, engagement and attrition rates, and in meeting our stated environmental, social and governance goals and metrics;
•
administer our equity incentive plans;
•
ensure appropriate leadership development and succession planning is in place;
•
oversee the evaluation of management; and
•
if applicable, prepare the report of the Compensation Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Compensation Committee typically meets quarterly and with greater frequency if necessary. The agenda for each meeting is set by the chair of the Compensation Committee in consultation with the Chief Executive Officer, and the Chief Administrative Officer, General Counsel and Corporate Secretary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in and is not present during any deliberations or determinations of the Board of Directors or the Compensation Committee regarding his compensation.

The Compensation Committee has the sole authority to obtain, at the expense of the Company, advice and assistance from compensation consultants, legal counsel, experts and other advisors that the Compensation Committee deems advisable in the performance of its duties. The Compensation Committee has the sole authority to approve any such consultants’ or advisors’ fees and other retention terms. The Compensation Committee may select any such consultant, counsel, expert or advisor to the Compensation Committee, only after taking into consideration factors that bear upon the advisor’s independence. The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant since 2014. The Compensation Committee assessed the independence of Meridian pursuant to SEC and New York Stock Exchange rules and other factors and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest nor affect its independence.

Generally, the Compensation Committee’s process involves the establishment of corporate goals and objectives for the current year and determination of compensation levels. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation is conducted by the Compensation Committee, which recommends any adjustments to his compensation levels and arrangements for approval by the Board of Directors. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive compensation paid at other companies.

For 2025, Meridian assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on compensation packages for executive officers, compensation program design and market practices generally. The Compensation Committee authorized Meridian to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and Meridian participates in discussions with management and, when appropriate, outside legal counsel with respect to matters under consideration by the Compensation Committee.

A copy of the Compensation Committee’s written charter is publicly available in the “Investors” section of our website at www.aerogel.com.

Nominating, Governance and Risk Committee. Our Nominating, Governance and Risk Committee met 4 times during fiscal year 2025 and currently has three members: Cari Robinson (chair), Kathleen M. Kool, and William P. Noglows. The Nominating, Governance and Risk Committee’s role and responsibilities are set forth in its written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees; monitoring and evaluating legal and regulatory trends and developments relating to corporate governance matters; making recommendations to the full Board intended to help us and the Board maintain appropriate corporate governance policies and practices; regularly reviewing and evaluating our relevant environmental, sustainability, social and corporate responsibility strategies, policies, programs, practices, public disclosure and reports; regularly reviewing and evaluating the Company’s cybersecurity program and controls, digital transformation initiatives, technology risks, artificial intelligence (“AI”) governance and associated risks, and the relevant policies, programs, practices and reports relating to same; regularly reviewing and evaluating the Company’s strategies, policies, programs and practices concerning corporate culture, workforce management, employee engagement, employee relations, workplace inclusion and belonging, and related matters; assisting the Board in its oversight of corporate culture, employee engagement, employee relations, and related matters; evaluating and making recommendations to the Board concerning directors’ continuing education and professional development on corporate governance matters; evaluating and making recommendations as to potential candidates to serve on our Board of Directors and its committees; and evaluating current Board members’ performance. All members of the Nominating, Governance and Risk Committee qualify as independent under the definition promulgated by the New York Stock Exchange.

In addition to the responsibilities described above, our Nominating, Governance and Risk Committee is authorized to, among other matters:

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identify and recommend director nominees for election to the Board of Directors;
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review and recommend the compensation arrangements for our non-employee directors;
•
develop and recommend to the Board of Directors a set of corporate governance principles applicable to our Company; and
•
oversee the evaluation of our Board of Directors and its committees.

Our Nominating, Governance and Risk Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. Once identified, the Nominating, Governance and Risk Committee will evaluate a candidate’s qualifications in accordance with our “Criteria for Nomination as a Director” appended to the committee’s written charter. Threshold criteria include a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders.

If a stockholder wishes to recommend a candidate to the Nominating, Governance and Risk Committee for consideration as a nominee for election to our Board of Directors, the stockholder must follow the procedures described in, and contain the information required by, the “Policies and Procedures for Shareholders Submitting Nominating Recommendations” appended to our Nominating, Governance and Risk Committee’s written charter. In order for the recommendation of a stockholder to be considered under such policies and procedures, the recommending stockholder or group of stockholders must be entitled to vote generally in the election of directors and have held at least 3% of the Company’s common stock for at least one year as of the date the recommendation was made, and nominees must satisfy the minimum qualifications prescribed by the committee for Board candidates. All stockholder recommendations for proposed director nominees must be addressed in writing to the Nominating, Governance and Risk Committee, in care of our Corporate Secretary, at our principal executive offices and must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Email submissions are not accepted and will not be considered.

Our Nominating, Governance and Risk Committee recognizes the importance of having a variety of viewpoints among its members whenever we identify and consider nominees for director. The Committee will strive where appropriate to achieve an appropriate balance and broad spectrum of backgrounds, perspectives, experience, qualifications, skills and attributes on the Board of Directors and its committees.

A copy of the Nominating, Governance and Risk Committee’s written charter and our Corporate Governance Guidelines are publicly available on the Investors section of our website at www.aerogel.com.

Compensation Committee Interlocks and Insider Participation

During our last fiscal year, the members of our Compensation Committee included William P. Noglows (chair) (effective April 30, 2025), Steven R. Mitchell, and James E. Sweetnam. Mark L. Noetzel served as chair of the Compensation Committee until April 30, 2025. No member of our Compensation Committee has at any time been an employee of the Company. None of our executive officers serves as a member of another entity’s board of directors or Compensation Committee that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board and Committee Self-Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board of Directors. The Nominating, Governance and Risk Committee is responsible for overseeing an annual self-evaluation of the Board of Directors, and the committee charter for each Board committee provides that the committee will complete an annual performance evaluation of the committee regarding its activities and effectiveness. The Nominating, Governance and Risk Committee considers and recommends to the Board the self-evaluation process and timing.

The current Board and committee evaluation process involves an annual self-evaluation by each director of the effectiveness of the Board as a whole and each standing committee of the Board on which he or she serves. Each director reviews a self-evaluation questionnaire, which is then followed by interviews with individual directors. Our Corporate Secretary then collects responses and shares feedback and actionable takeaways with the Board and its committees. The self-evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairperson of the Board and Chief Executive Officer are presently separated at our Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson of the Board, particularly as the Board of Directors’ oversight responsibilities continue to expand. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. The Board believes that the decision as to whether the positions of Chairperson and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as Chairperson if the roles are split, should be based upon the particular circumstances facing the Company. Maintaining a flexible policy allows the Board to exercise its best business judgment to choose the leadership structure that best serves the interests of the Company and its stockholders at any particular time. The Board believes its risk oversight framework would be effective under a variety of leadership structures.

Our Board of Directors administers its risk oversight function directly and through its committees. The Audit Committee receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, ethics and compliance, strategic and reputational risks. The Audit Committee also periodically reviews our enterprise risk management program and regularly discusses with management our major risk exposures, their potential financial and other impacts on our Company, and the steps we take to mitigate and manage them. In addition, our Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of and risks arising from our compensation policies and programs. The Compensation Committee also oversees succession planning for senior executives to manage transitions and the risks associated with an unplanned vacancy. Our Nominating, Governance and Risk Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, environmental, social and sustainability initiatives, corporate governance, cybersecurity, AI, and technology. In addition, as part of our governance and risk oversight functions, we also utilize management committees covering a number of areas, including enterprise risk management, sustainability, intellectual property strategy and compliance. The charters for these committees are available on the “Investors” section of our website at www.aerogel.com.

Sustainability

For the past two decades, sustainability has been linked to the success of our business, and it is a natural fit for us to explore new uses for our Aerogel Technology Platform with the goal of improving the environmental performance and safety of our customers’ products and processes. We believe that good corporate citizenship and superior performance includes responsiveness to sustainability and other environmental, social and governance issues that materially impact our stakeholders and the communities in which we operate. For more information, please visit the “Investors” section of our website at www.aerogel.com.

We have policies in place to ensure that our directors and employees operate ethically and with integrity. Our Board of Directors provides overall oversight of our sustainability and other environmental, social and governance efforts, and the Nominating, Governance and Risk Committee regularly reviews and evaluates the Company’s relevant environmental, sustainability, social and corporate responsibility strategies, policies, programs, practices and reports. We have also formed a Sustainability Steering Committee, a cross-functional management committee intended to support us in, and provide oversight of, sustainability-related matters. The Sustainability Steering Committee charter is available on the “Investors” section of our website at www.aerogel.com.

Human Capital Resources

The Board, through its Compensation Committee, provides oversight of human capital matters, including talent development and succession planning. The Compensation Committee and Board periodically review the composition of our workforce and promote practices to hire qualified candidates from a broad pool of candidates. The Compensation Committee and Board also review our compensation and benefits programs as well as management development and succession planning practices and strategies.

As of December 31, 2025, we had 854 full-time employees. Of our employees, 278 are located in the United States and 576 are located abroad. We consider our current relationship with our employees to be of good standing. The majority of our employees located in Mexico are represented by a labor union and subject to a collective bargaining agreement. Outside of Mexico, none of our employees are represented by labor unions or have collective bargaining agreements.

Business Ethics and Integrity

Our Code of Business Conduct and Ethics, as updated in November 2024, provides our employees with a clear understanding of the principles of business conduct and ethics that are expected of them and supports them with a framework for making ethical decisions in compliance with applicable law. It applies to the Company enterprise-wide and to all associates with whom Aspen Aerogels conducts business.

Cybersecurity

We recognize the critical importance of maintaining the trust and confidence of customers, suppliers, business partners and employees toward our business and are committed to protecting the confidentiality, integrity and availability of our business operations and systems. Our Board of Directors is actively involved in oversight of our risk management activities, and cybersecurity represents an important element of our overall approach to risk management. Our cybersecurity policies, standards, processes and practices are based on recognized frameworks established by the National Institute of Standards and Technology (NIST), the International Organization for Standardization and other applicable industry standards. Our customers’ requirements for their suppliers to have certain cybersecurity policies, standards and processes in place also drives and guides some of our policies and practices. In general, we seek to address cybersecurity risks through a comprehensive, cross-functional approach that is focused on preserving the confidentiality, security and availability of the information that we collect and store by identifying, preventing and mitigating cybersecurity threats and effectively responding to cybersecurity incidents when they occur.

Cybersecurity is an important part of our risk management processes and an area of focus for our Board of Directors and management. The Nominating, Governance and Risk Committee is responsible for the oversight of risks from cybersecurity threats. At least quarterly, our Nominating, Governance and Risk Committee receives an update from management of our cybersecurity threat risk management and strategy processes covering topics such as data security posture, results from third-party assessments, progress towards pre-determined risk mitigation-related goals, our incident response plan, and material cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to such risks. Our Nominating, Governance and Risk Committee receives prompt and timely information regarding any known or suspected cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed. In addition, the Chairperson of our Nominating, Governance and Risk Committee meets quarterly with our Director of Information Security, Chief Financial Officer, and Chief Administrative Officer to review materials concerning the ongoing maturation of the Company’s cybersecurity program, the effectiveness of its information security controls, and current and emerging material cybersecurity threat risks. Our Nominating, Governance and Risk Committee receives materials discussing current and emerging material cybersecurity threat risks, and describing our ability to mitigate those risks, as well as recent developments, evolving standards, technological developments and information security considerations arising with respect to our peers and third parties.

Members of our Nominating, Governance and Risk Committee and Board of Directors are also encouraged to regularly engage in conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs. Members of our Nominating, Governance and Risk Committee and Board of Directors continue to receive updates around the cybersecurity threat landscape and ongoing best practices as a means of continuing education in the area. Material cybersecurity threat risks are also considered during separate Board meeting discussions of important matters like enterprise risk management, operational budgeting, business continuity planning and disaster recovery, product management, and other relevant matters.

Our cybersecurity risk management and strategy processes, which are discussed in greater detail above, are led by our Director of Information Security, Chief Financial Officer and Chief Administrative Officer. Such individuals have collectively over 30 years of prior work experience in various roles involving managing information security, developing cybersecurity strategy, and implementing effective information and cybersecurity programs, as well as several relevant degrees and certifications, including Certified Information Security Manager, Certified Information Systems Auditor, Certified Information Systems Security Professional, Global Information Assurance Certification, and Certified Ethical Hacker. These management team members are informed about and monitor the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of, and participation in, our cybersecurity risk management and strategy processes, including the operation of our incident response plan. As discussed above, these management team members and other relevant subject matter experts report to the Nominating, Governance and Risk Committee about material cybersecurity threat risks, among other cybersecurity related matters, on a quarterly basis.

Insider Trading Policies and Procedures

The Company’s Board of Directors has adopted an insider trading policy (“Insider Trading Policy”) that applies to all of the Company’s directors, officers and employees, as well as certain other designated individuals, to prevent the misuse of confidential information about the Company, as well as other companies with which the Company has a business relationship, and to promote compliance with the securities laws. Among other things, the Insider Trading Policy prohibits engaging in transactions in securities on material non-public information and prohibits directors, executive officers and certain other employees from buying or selling the Company’s securities during certain periods, except pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”). In addition, certain individuals, including directors and officers, are required to receive prior approval from the policy administrator, which is the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary, prior to engaging in transactions in the Company’s securities. The Insider Trading Policy and related Guidelines for Rule 10b5-1 Trading Plans also set forth mandatory guidelines that apply to all executive officers, directors and employees of the Company who adopt Rule 10b5-1 plans for trading in the Company’s securities, which are intended to ensure compliance with Rule 10b5-1 and to conform to best practices with respect to the design and implementation of any Rule 10b5-1 plans. For additional information, see the Insider Trading Policy and Guidelines for Rule 10b5-1 Trading Plans, which are available on the “Investors” section of our website at www.aerogel.com.

While the Company has not adopted a formal policy governing transactions by the Company in its securities, the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company. The Company currently does not currently have a stock repurchase program in place. If the Board of Directors authorizes stock repurchases in the future, the Company expects to implement processes and procedures with respect to such repurchases.

Stockholder Engagement

Our commitment to strong corporate governance includes prioritizing regular, ongoing engagement with our stockholders. We believe that the feedback we receive from our investors helps us to make decisions that are in the best interest of the Company and our stockholders. Accordingly, we engage with stockholders throughout the year to seek their input and perspectives on a variety of topics. Our management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage with our stockholders through one-on-one meetings, quarterly earnings calls, industry conferences and other channels of communication. For example, during 2025, we engaged in one-on-one meetings with stockholders who collectively owned approximately 40% of the Company’s outstanding common stock, and received valuable feedback regarding our long-term strategy, key operational milestones, financial targets, corporate governance matters, and perspectives on the Company’s capital structure, cost of capital, and balance sheet. Management regularly reports to the Board of Directors regarding the results of our engagement with stockholders, and the Board of Directors takes investor feedback into account as it continues to assess and refine our corporate governance policies and practices.

Stockholder Communications to the Board

Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations team at 508-691-1111. However, any stockholders and other interested parties who wish to address questions regarding our business directly with the Board of Directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION

Board of Directors

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Such communications should not exceed 500 words in length and must be accompanied by the following information: a statement of the (i) type and amount of the securities of the Company that the person holds or (ii) a description of the person’s interest in the Company; any special interest, meaning an interest not in the capacity as a stockholder of the Company, that the person has in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures: communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally; communications that advocate engaging in illegal activities; communications that, under community standards, contain offensive, scurrilous or abusive content; and communications that have no rational relevance to the business or operations of the Company.

Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any director upon request.

Information about our Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors, as of the Record Date.

Name	Age	Position
Glenn E. Deegan	59	Chief Administrative Officer, General Counsel and Corporate Secretary
Gregg R. Landes	56	Chief Operating Officer
Grant D. Thoele	38	Chief Financial Officer and Treasurer
Corby C. Whitaker	56	Chief Commercial Officer

Glenn E. Deegan is our Chief Administrative Officer, General Counsel and Corporate Secretary. Prior to joining us in September 2025, Mr. Deegan was Chief Legal and Human Resources Officer of Altra Industrial Motion Corp. (“Altra”), a publicly traded global manufacturer of motion control, power transmission and automation products, from June 2009 to March 2023. Mr. Deegan also served as Vice President, General Counsel and Secretary of Altra from September 2008 to June 2009. From March 2007 to August 2008, Mr. Deegan served as Vice President, General Counsel and Secretary of Averion International Corp., a publicly traded global provider of clinical research services. Prior to Averion, Mr. Deegan served as Director of Legal Affairs and then as Vice President, General Counsel and Secretary of MacroChem Corporation, a publicly traded specialty pharmaceutical company, from June 2001 to March 2007. From 1999 to 2001, Mr. Deegan served as Assistant General Counsel of Summit Technology, Inc., a publicly traded manufacturer of ophthalmic laser systems. Mr. Deegan previously spent over six years engaged in the private practice of law as an associate at Nutter McClennen & Fish LLP and Holland & Knight LLP. Mr. Deegan holds a BS from Providence College and a Juris Doctor from Boston College.

Gregg R. Landes has been with us since September 2016 and has served as Chief Operating Officer since November 2025. Mr. Landes has previously served in a variety of positions with us, including as our Senior Vice President, Operations and Strategic Development from October 2019 to November 2025, Vice President, Strategic Development and Operational Excellence from May 2018 to October 2019, Vice President, Innovation and Strategic Development from February 2018 to May 2018, Vice President, Operational Excellence from March 2017 to January 2018, and Vice President, Finance and Corporate Development from September 2016 to March 2017. Prior to joining us, Mr. Landes was a principal at the consulting firm, Tetra Tech, Inc., where he focused on Liquified Natural Gas and Environmental Bankruptcy trusts from July 2013 to August 2016. Prior to Tetra Tech, Mr. Landes was employed by Hess Corporation, a large integrated oil and gas company, where he served as Vice President, Business Development for Hess LNG from June 2007 to July 2013. Prior to Hess Corporation, Mr. Landes worked in a broad range of senior financial and business leadership roles for Cabot Corporation, a leading global specialty chemical company. Mr. Landes holds a BSBA in Finance from the University of Florida and an MBA from the F.W. Olin Graduate School of Business at Babson College.

Grant D. Thoele has been with us since August 2021 and has served as our Chief Financial Officer and Treasurer since October 2025. Mr. Thoele previously served in several positions with us, including as our Chief of Staff to the Chief Executive Officer and Vice President, Corporate Strategy and Finance from January 2025 to October 2025, Vice President, Financial Planning and Analysis from October 2022 to January 2025, and Director, Financial Planning and Analysis from Augst 2021 to October 2022. Prior to joining us, Mr. Thoele was Vice President, Valuation and Strategic Analysis of Providence Equity Partners, a global private equity firm specializing in strategic growth investments, from April 2017 to August 2021. Prior to Providence, Mr. Thoele was Director of Finance of Learfield IMG College, a media, data and technology services company, from March 2014 to April 2017. Prior to Learfield, Mr. Thoele was a senior audit associate at KPMG. Mr. Thoele holds a BBA in Accounting from Texas Tech University and an MS in accounting from Texas Tech University.

Corby C. Whitaker has been with us since February 2012 and has served as Chief Commercial Officer since November 2025. He previously served as our Senior Vice President, Sales and Marketing from February 2012 to November 2025. Since joining Aspen his role has been expanded to lead the battery electric thermal segment commercial, engineering, and program management teams. Prior to that, Mr. Whitaker worked in senior sales, marketing, engineering, and business development leadership roles in the energy, renewable energy, building materials and industrial equipment industries. Mr. Whitaker received his Bachelor of Science degree in Mechanical Engineering from Texas A&M University.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table below, or our “named executive officers,” and all material factors relevant to an analysis of these policies and decisions. During 2025, the following were our named executive officers:

•
Donald R. Young, our President and Chief Executive Officer
•
Grant D. Thoele, our Chief Financial Officer and Treasurer
•
Corby C. Whitaker, our Chief Commercial Officer
•
Gregg R. Landes, our Chief Operating Officer
•
Glenn E. Deegan, our Chief Administrative Officer, General Counsel and Corporate Secretary
•
Ricardo C. Rodriguez, former Chief Financial Officer and Treasurer
•
Virginia H. Johnson, former Chief Legal Officer, General Counsel and Corporate Secretary
•
Keith L. Schilling, former Senior Vice President, Technology

Compensation Overview

This “Compensation Overview” section discusses the compensation programs and policies for our executive officers and the roles of our Compensation and Leadership Development Committee and our Board in the design and administration of these programs and policies, including specific compensation decisions in connection with our executive officers, including our named executive officers.

Our Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for approval in the case of our Chief Executive Officer, the compensation of each of our named executive officers. Our Compensation Committee also considers the design and effectiveness of the compensation program for our executive officers and approves the final compensation package, employment agreements, equity-based compensation awards and cash bonuses for all of our executive officers, except our Chief Executive Officer, whose compensation is approved by the Board upon the recommendation of the Compensation Committee. Our Compensation Committee is composed entirely of independent directors who have never served as officers of the Company.

Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements.

Executive Summary

2025 Highlights and Recent Business Developments:

•
Awarded North Sea pipe-in-pipe subsea project with expected delivery in Q3 2026
•
Supported several LNG projects as part of an expanding gas infrastructure portfolio
•
Awarded PyroThin® Thermal Barrier contract from Volvo Cars with expected start of production in 2027
•
Awarded PyroThin contract from a leading American OEM for a vehicle platform with expected start of production in 2028
•
Removed approximately $75 million of structural fixed costs, materially lowering EBITDA breakeven
•
Ended 2025 with approximately $159 million in cash; expect nearly $38 million GM payment in Q1 2026
•
Pursuing sale of Plant II assets to further strengthen the balance sheet

General Executive Compensation Philosophy and Principles

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical to our continued growth and success of building a profitable business, and to further align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual cash incentive opportunities tied to the achievement of pre-determined performance goals and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period of performance, attainment of overall Company, individual executive performance objectives and retention concerns, as well as relevant compensation market data.

In order to achieve the Company’s mix of pay objectives, we believe that it is critical for a significant portion of each named executive officer’s target total direct compensation opportunity (that is, the combination of annual base salary, target annual cash bonus opportunity and the grant date value of the long-term equity incentive opportunity under our regular annual grant program) to be at-risk and tied to the achievement of performance criteria, stockholder value, or both. Our incentive compensation programs are performance-oriented, with a primary focus on the achievement of financial performance goals, while maintaining limited ability for the Compensation Committee to differentiate payouts based upon individual performance.

As depicted below, for the 2025 fiscal year approximately 80% of our CEO’s overall target total direct compensation, and, on average, 73% of the target total direct compensation of our other named executive officers, was structured as at-risk compensation. At-risk compensation, which is provided through our short-term incentive (“STI”) and long-term incentive (“LTI”) programs, is tied directly to the achievement of individual and financial goals, strategic objectives, and stock price appreciation. A more detailed discussion of each element and the associated pay decisions follows this section.

(1)
LTI values shown above reflect the long-term incentive opportunities approved as part of our regular annual LTI grant program for 2025 (including Performance Share Unit awards at the target level).
(2)
STI values shown above reflect the target bonus opportunities under our 2025 Corporate Bonus Plan. Because the applicable financial performance threshold levels were not met for fiscal 2025, no payouts were earned by our named executive officers under the 2025 Corporate Bonus Plan. For more information, see the discussion below under the heading “Main Elements of Our Executive Compensation Program—Corporate Bonus Plan.”

2025 Executive Compensation Policies and Practices

We support our executive compensation program with a number of best practices in compensation and corporate governance, including the policies and practices summarized below.

What We Do:	What We Don’t Do:
✓
Maintain a Compensation Committee of Independent Directors. Our Compensation Committee is composed of all independent directors.
✓
Conduct an Annual Compensation Review. Our Compensation Committee undertakes a comprehensive review of compensation of our executives, including our named executive officers, on an annual basis.
✓
Use an Independent Compensation Consultant. Our Compensation Committee engages its own compensation consultant and reviews its independence from management.
✓
Limit Maximum Incentive Payouts. Our Corporate Bonus Plan includes a cap on maximum bonus payouts (200% of target for 2025).
✓
Utilize Multi-Year Vesting. The equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.
✓
Maintain a Robust Compensation Recoupment Policy. Our Compensation Recoupment Policy, complies with SEC and NYSE rules requiring recovery from certain officers of erroneously awarded incentive compensation in the event of a covered restatement of our financial statements, and also provides the Compensation Committee with discretionary authority to recoup additional compensation in the event of misconduct by a participant in our annual or long-term incentive programs.
✓
Impose Stock Ownership Guidelines. Our stock ownership guidelines are intended to further align the interests of executive officers and directors with the long-term interests of Company shareholders by requiring them to maintain a meaningful level of ownership in our common stock.

× No Guaranteed Compensation. Although we have signed employment agreements with each of our named executive officers, none of these agreements provides any guarantees relating to base salary increases, continued employment or the amounts of incentive awards or long-term equity awards.

× No Supplemental Health or Welfare Benefits or Perquisites. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. We generally do not provide perquisites or other personal benefits to our executive officers other than those we provide to our employees generally.

× No Hedging, Speculative Trading and Pledging our Common Stock. Our insider trading policy prohibits our employees from engaging in “hedging” or other inherently speculative transactions with respect to our common stock or borrowing against our common stock.

× No Tax Gross-Ups. We do not provide tax gross-up payments to named executive officers on change of control payments or perquisites.

× No “Single Trigger” Change of Control Agreements. After a change of control, severance benefits are due, and equity awards that are assumed in the change of control transaction vest, only upon a qualifying termination of employment.

× No “Timing” of Equity Grants. We do not grant equity awards in anticipation of the release of material, non-public information.

× No Repricing. Our 2023 Equity Incentive Plan does not permit “repricing” of stock options without stockholder approval.

The Role of Our Compensation Committee and Compensation Consultant

Generally, our Compensation Committee designs and administers the executive compensation program with the collaboration of management and an independent compensation consultant. In connection with the compensation of our Chief Executive Officer, our Compensation Committee further recommends the overall and specific elements to our Board for consideration and final determination. While the Compensation Committee addresses the matters related to its responsibilities under its charter throughout the year, annual reviews and, as appropriate, modifications of compensation arrangements for executive officers typically take place during a period starting from the last quarter of the prior fiscal year through the first quarter of the current fiscal year.

While the Compensation Committee or the Board, in the case of our Chief Executive Officer, ultimately makes all final decisions on executive compensation, the Compensation Committee engages the services of outside advisors for assistance. The Compensation Committee has directly engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant, and the Compensation Committee utilizes Meridian to provide independent, objective research, analysis, and advice and to assist the Compensation Committee generally in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate our executive compensation program. The Compensation Committee assesses the independence of its compensation consultant each year, considering the amount of fees paid to Meridian, the policies designed to prevent conflicts of interest, any Company stock owned by the consultant, and other factors that may be relevant to the Compensation Committee.

The Compensation Committee considers external market data when making compensation decisions concerning executive pay levels and program design. The Compensation Committee generally seeks to target executive compensation opportunities within a competitive range of peer or market median. The Compensation Committee has formally approved a peer group for this purpose (and also considers other market data sources as appropriate). The peer group used by the Compensation Committee in making executive compensation decisions for fiscal year 2025 was developed with the advice and assistance of Meridian out of a candidate pool of size (as measured principally by revenue and market capitalization) and industry-appropriate publicly-traded companies, with a focus on high technology companies in the manufacturing and energy sectors. Our Compensation Committee periodically reviews and, as appropriate, revises the peer group in coordination with input from our Chief Executive Officer and Meridian to ensure the group remains appropriate for the purposes of comparing executive compensation. As a basis for the source market data for setting executive compensation for fiscal year 2025, our peer group consisted of the following 16 companies:

Allegro Microsystems, Inc.	Energy Recovery, Inc.	Shoals Technologies Group, Inc.
Array Technologies, Inc.	Enphase Energy, Inc.	Thermon Group Holdings, Inc.
Babcock & Wilcox Enterprises, Inc.	Hexcel Corporation	Vicor Corporation
Blink Charging Co.	indie Semiconductor, Inc.	Wolfspeed, Inc.
Bloom Energy Corporation	Plug Power, Inc.
ChargePoint Holdings, Inc.	Rogers Corporation

We believe our peer group provides useful information to help us establish competitive compensation practices and allows us to set compensation levels to attract, retain and motivate a talented executive team while further aligning the interests of our executives with those of our stockholders. The peer group is subject to change over time, and we expect that the Compensation Committee will continue to periodically review and update the list of peer group companies.

Role of Management

In making compensation decisions, our Compensation Committee considers the recommendations of our Chief Executive Officer, Mr. Young, who makes recommendations to our Compensation Committee with respect to our executive officers, but does not participate in the deliberations or determination of his own compensation. Our Compensation Committee may review and approve the corporate objectives and goals pursuant to the powers delegated pursuant to its charter. Mr. Young annually leads the development of our corporate objectives and goals, which are reviewed and approved by the Compensation Committee and then our Board. Mr. Young provided the Company’s business and operational perspective for our Compensation Committee’s final review of progress made on the goals set for 2025. Other than as described above, no other executive officer participates in the determination or recommendation of the amount or form of executive officer compensation.

Say-on-Pay Results

At our last annual meeting of stockholders in April 2025, we held a stockholder advisory vote on the fiscal year 2024 compensation of our named executive officers. This is generally referred to as a “say-on-pay” vote. Our stockholders approved the fiscal year 2024 compensation of our named executive officers with approximately 92% of stockholder votes cast in favor of our say-on-pay resolution. This stockholder feedback was considered in the Compensation Committee’s decisions on fiscal year 2025 compensation, discussed below. The Compensation Committee continues to monitor further stakeholder feedback, Company performance, and market developments for potential further improvements to the Company’s compensation structure for its executives.

Main Elements of Our Executive Compensation Program

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and any other factors relevant to that particular job. Our salaries are designed to be generally competitive with the market median of our peer group.

For named executive officers, initial base salaries generally are established in connection with negotiation of an offer of employment and employment agreement. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other change in the job responsibilities of an executive officer. Increases in base salary, where applicable, have several elements. In addition to promotion and increased responsibilities, merit, Company-wide general increases and changes in market data are also taken into consideration. Salaries earned by our named executive officers are reported in the Summary Compensation Table.

For 2025, the base salaries of our named executive officers, other than Messrs. Young, Thoele and Landes, remained unchanged from 2024. After considering market data and evaluating his individual performance, the Compensation Committee approved a 17% increase in Mr. Young’s base salary from $515,000 to $600,000, effective March 29, 2025. Mr. Landes’ annual base salary was increased to $440,000, effective September 15, 2025, based on his increased responsibilities. Mr. Thoele’s annual base salary was increased to $390,000, in connection with his promotion to Chief Financial Officer and Treasurer. Mr. Deegan’s annual base salary was established in connection with his appointment as Chief Administrative Officer, General Counsel and Secretary effective September 22, 2025. Accordingly, the 2025 annual base salaries for our named executive officers were as follows:

	Executive Base Salary($)
Name	2024	2025	% Change
Donald R. Young(1)	$515,000	$600,000	17%
Grant D. Thoele(2)	$300,300	$390,000	30%
Corby C. Whitaker	$440,000	$440,000	-
Gregg R. Landes(3)	$400,000	$440,000	10%
Glenn E. Deegan(4)	$—	$425,000	-%
Ricardo C. Rodriguez(5)	$400,000	$400,000	-%
Virginia H. Johnson(6)	$450,000	$450,000	-%
Keith L. Schilling(7)	$400,000	$400,000	-%

(1)
Mr. Young's annual base salary was increased from $515,000 to $600,000, effective March 29, 2025.
(2)
Mr. Thoele was promoted to Chief Financial Officer and Treasurer effective October 1, 2025. Compensation for fiscal year 2024 reflects service in the executive’s prior role, during which the executive was not a Named Executive Officer. Compensation for fiscal year 2025 reflects service as the Chief Financial Officer.
(3)
Mr. Landes’ annual base salary was increased from $400,000 to $440,000, effective on September 15, 2025.
(4)
Mr. Deegan was appointed Chief Administrative Officer, General Counsel and Secretary effective September 22, 2025.
(5)
Mr. Rodriguez departed the Company on October 1, 2025.
(6)
Ms. Johnson departed the Company on May 23, 2025.
(7)
Mr. Schilling departed the Company on June 13, 2025.

Corporate Bonus Plan

Our Corporate Bonus Plan is designed to provide annual cash incentive bonus opportunities to motivate and reward our executives for achieving certain corporate, financial and other business performance goals during the fiscal year, and the plan is administered by the Compensation Committee. For 2025, the Corporate Bonus Plan provides that executives are eligible to receive a cash bonus over an annual performance period based on both (a) financial performance goals based on revenue and Adjusted EBITDA that are established by the Compensation Committee in the first quarter of the year the fiscal year, and (b) the application of an individual performance modifier based on individual strategic and operational goals and objectives established for each executives, as described below:

The Compensation Committee determines the percentage of annual base salary as target bonus opportunity for each executive and the threshold, target and maximum achievement levels applicable to each financial performance goal; with funding of revenue and Adjusted EBITDA goals calculated independently and ranging from 0% to 200%. Following completion of the performance period, the administrator determines the level of performance achieved for each financial goal. Each executive’s bonus may be further increased or decreased (by the Board for the CEO and by the Compensation Committee, with input from the CEO, for the other named executive officers) by a range of 0% to 125% based on an assessment of each executive’s performance against respective individual strategic and operational goals and objectives. The maximum bonus that can be earned by each, after application of the individual performance modifier, is limited to 200% of the target bonus.

The Corporate Bonus Plan generally requires participants to remain employed in good standing through the bonus payment date in order to receive a bonus for the fiscal year. The Compensation Committee retains discretion to reduce payouts under the Corporate Bonus Plan, and the Compensation Committee also reserves the right to pay discretionary bonuses to account for unanticipated, unusual or extraordinary circumstances or performance. Bonuses earned or paid under the Corporate Bonus Plan are subject to forfeiture or recovery pursuant to the Company’s Compensation Recoupment Policy.

We define “Adjusted EBITDA” as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, from time to time, which we do not believe are indicative of our core operating performance, which items are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the applicable fiscal year.

The Compensation Committee (or the Board, with respect to the CEO’s bonus opportunity) approved the target bonus amounts and company financial and individual performance goals under the Corporate Bonus Plan for fiscal year 2025 for the named executive officers. Each named executive officer’s 2025 target bonus opportunity, calculated as a percentage of year-end base salary, was based on achievement of the approved financial performance goals of revenue and Adjusted EBITDA, with 25% of the target bonus opportunity allocated to the revenue performance goal and 75% of the target bonus opportunity allocated to the Adjusted EBITDA performance goal. For the revenue and Adjusted EBITDA goals, the Compensation Committee (or the Board, with respect to the CEO’s bonus opportunity) established a threshold value (the “Threshold”) that must be achieved before any bonus amount would be paid out, a target value (the “Target”) associated with a target bonus amount, and an incentive amount if the Target is exceeded (up to the maximum potential award of 200% of the Target). As discussed below, because the threshold performance goals for revenue and Adjusted EBITDA were not met for fiscal 2025, no bonuses were paid to our named executive officers under the 2025 Corporate Bonus Plan.

The target bonus opportunities established for our named executive officers for fiscal year 2025, expressed as a percentage of their year-end base salary, are presented below. The 2025 target bonus opportunities for Messrs. Young, Whitaker, Landes and Schilling and Ms. Johnson remained unchanged from 2024, while the target bonus opportunity for Mr. Rodriguez was increased to 70% of his base salary for 2025, based on a market review of peer company compensation. The 2025 target bonus opportunity for Mr. Thoele was increased to 60% of his annual base salary in connection with his promotion to Chief Financial Officer and Treasurer. The 2025 target bonus opportunity for Mr. Deegan was established at the time of his appointment as Chief Administrative Officer, General Counsel and Secretary.

Name	2025 Target Bonus Opportunity (% of Base Salary)
Donald R. Young	110%
Grant D. Thoele(1)	60%
Corby C. Whitaker	60%
Gregg R. Landes	60%
Glenn E. Deegan(2)	60%
Ricardo C. Rodriguez	70%
Virginia H. Johnson	60%
Keith L. Schilling	60%

(1)
Mr. Thoele was appointed Chief Financial Officer and Treasurer effective October 1, 2025, and his 2025 target bonus opportunity was increased from 35% to 60%, effective on that date. Mr. Thoele’s 2025 annual bonus was calculated by prorating his target bonus opportunity for the portions of the fiscal year before and after that date.
(2)
Mr. Deegan was appointed Chief Administrative Officer, General Counsel and Secretary effective September 22, 2025, and Mr. Deegan’s 2025 annual bonus was prorated for the portion of the fiscal year after that date.

The ability of our named executive officers to earn a bonus under the 2025 Corporate Bonus Plan was tied to the achievement of the revenue and Adjusted EBITDA performance goals established by the Compensation Committee for 2025, which are set out in the following table (at threshold, target and maximum levels, in thousands of dollars). As illustrated below, the threshold financial performance goal levels were not met, resulting in a bonus payout percentage of 0%. Accordingly, none of our named executive officers received a bonus payout under the 2025 Corporate Bonus Plan.

2025 Cash Bonus Performance Summary

		Performance Goals			Actual Results
Measure	Weight	Threshold ($) (000s)	Target ($) (000s)	Max ($) (000s)	Actual ($) (000s)	Payout (%)
Revenue	25%	$352,000	392,000	$447,000	$271,103	0%
Adjusted EBITDA	75%	$31,000	60,000	$100,000	$2,938	0%
				Weighted Payout:		0%	1,2

(1)
Maximum potential award under the Corporate Bonus Plan was 200% of the target.
(2)
Individual payouts could range from 0% - 125% of company funding to account for individual performance; overall payout opportunities were capped to 200% of the Target.

Equity Incentive Plan – 2025 Long-Term Incentive Awards

At the 2023 annual meeting of stockholders, our stockholders approved the Aspen Aerogels 2023 Equity Incentive Plan (the “2023 Plan”) as the successor to our 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”), and the amendment and restatement of the 2023 Plan, which increased the number of shares available for grants, was approved by our stockholders at the 2025 annual meeting of stockholders. The Compensation Committee is the administrator of the 2023 Plan, which authorizes the Compensation Committee to grant a variety of equity and equity-based incentive awards to our officers, key employees, non-employee directors and consultants. Similar to other components of compensation, the Compensation Committee recommends the equity grants under the 2023 Plan for our Chief Executive Officer to our Board for approval. The Compensation Committee, based on its annual review of compensation levels for each of our executives, including consideration of market data and executive roles and responsibilities, determines a dollar value for the annual equity grants. The Compensation Committee also determines the mix of equity instruments and the vesting schedules and other terms and conditions of the awards, consistent with the terms of the 2023 Plan.

For 2025, equity grants under our annual long-term incentive grant program for our named executive officers reflect a mix of 50% performance share units (“PSUs”), 25% stock options and 25% restricted stock units (“RSUs”). The introduction of PSUs as the most heavily-weighted component of our long-term incentive program for 2025 equity awards is intended to further align executive incentives with shareholder interests by linking 50% of each named executive officer’s 2025 long-term incentive opportunity to the Company’s total stockholder return (“TSR”) performance relative to the other constituents of the Russell 2000 Index over a three-year performance period. The key design elements and objectives of the 2025 equity awards are highlighted below:

LTI Component	Design	Objective
Performance Share Units (PSUs)

•3-year performance period (i.e., cliff vesting) consisting of fiscal years 2025-2027

•Relative Total Share Return (rTSR) performance against the constituents of Russell 2000 Index (equally weighted)

•Performance payout scale ranging from 0-200%

•Strengthens alignment with shareholder interests by linking rewards to company’s long-term market performance relative to peers within a segment index.
Stock Options	•Exercise price equal to fair value on grant date •Vest ratably over three years with 10-year term	•Focus on absolute stock price appreciation over long-term horizon.
Restricted Stock Units (RSUs)	•Vest ratably over three years	•Provide for level of retention and ability to fulfill stock ownership requirements.

Except as noted below, the Compensation Committee approved a target economic value for annual long-term equity grant for each of our executives during the first quarter of 2025. The table below sets forth the approved target economic value for annual long-term equity grants for each NEO:

Name	Target PSUs(1)	RSUs	Stock Options	Total
Donald R. Young	$850,000	$425,000	$425,000	$1,700,000
Grant D. Thoele (2)	$250,000	$125,000	$125,000	$500,000
Corby C. Whitaker	$400,000	$200,000	$200,000	$800,000
Gregg R. Landes	$387,500	$193,750	$193,750	$775,000
Glenn E. Deegan (3)	$162,500	$81,250	$81,250	$325,000
Ricardo C. Rodriguez	$625,000	$312,500	$312,500	$1,250,000
Virginia H. Johnson	$412,500	$206,250	$206,250	$825,000
Keith L. Schilling	$387,500	$193,750	$193,750	$775,000

(1)
The values shown above reflect the intended fair market value and differ from the values reported in the “Summary Compensation Table” as the TSR-Based PSUs reflect the fair value from a Monte Carlo simulation due to the nature of the award.
(2)
For Mr. Thoele, amounts reflect both equity awards granted on March 5, 2025, prior to his appointment as Chief Financial Officer and Treasurer, and equity awards granted on October 1, 2025 in connection with his appointment to that position.
(3)
The values for Mr. Deegan reflect a grant in the fourth quarter of 2025 after joining the Company.

Other Aspects of Executive Compensation

Benefits and Perquisites - In addition to the components described above, our executives are eligible to participate in other benefits available to all of our employees. These benefits include a 401(k) plan with a Company match element, healthcare insurance with a Company contribution to the premium, short-term and long-term disability insurance, term-life insurance, a dental plan and a vision plan. We generally do not provide perquisites or personal benefits to our named executive officers. However, we do pay a portion of the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our full-time employees. The named executive officers are not eligible to participate in our Employee Stock Purchase Plan.

Section 401(k) Plan - We maintain a defined contribution employee retirement plan, or the 401(k) Plan, for our employees. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan provides that each participant may contribute up to the lesser of 100% of their compensation or the statutory limit, which was $23,500 for calendar year 2025. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 may have been up to an additional $7,500 above the statutory limit. We currently make matching contributions into the 401(k) Plan on behalf of participants. We match 50% of eligible contributions up to the first 7% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Employment Agreements with Our Named Executive Officers

Donald R. Young

Effective January 1, 2022, we entered into an executive employment agreement with Mr. Young with a three-year term that was scheduled to expire on December 31, 2024 (the “CEO Agreement”). On August 30, 2024, the CEO Agreement was amended and restated in its entirety. As amended and restated, the CEO Agreement provides that Mr. Young will continue to serve as the Company’s President and Chief Executive Officer for a three-year term ending August 30, 2027, with automatic one-year renewals thereafter, unless either the Company or Mr. Young provides written notice of non-renewal at least 60 days before the applicable expiration date.

Pursuant to the CEO Agreement, Mr. Young’s annual base salary was originally set at $515,000 per year, and Mr. Young is eligible to receive an annual performance-based cash bonus (the “CEO Performance Bonus”) as determined by the Company’s Board of Directors with a target of not less than 110% of his base salary (the “CEO Performance Bonus Target”). Mr. Young’s base salary and CEO Performance Bonus Target may be increased, but not decreased, at the discretion of the Company’s Board of Directors. During his continued employment, Mr. Young will be eligible to receive long-term incentive compensation awards on such terms as approved by the Board of Directors. Mr. Young also will be entitled to participate in such compensation and benefit programs for which salaried employees of the Company may be eligible from time to time, and he will receive reimbursement of reasonable travel and business expenses in accordance with the Company’s expense reimbursement procedures in effect from time to time. As amended and restated, the CEO Agreement also provided for the reimbursement of not more than $10,000 of Mr. Young’s reasonable legal fees incurred in connection with the amendment and restatement of the CEO Agreement.

Mr. Young is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “Potential Payments Upon Termination or Change of Control.”

Other Named Executive Officers

Effective November 4, 2025 we entered into amended and restated executive employment agreements with Messrs. Whitaker and Landes. Effective October 1, 2025, we entered into an executive employment agreement with Mr. Thoele, and effective September 22, 2025, we entered into an executive employment agreement with Mr. Deegan. The employment agreements establish base salary and target annual bonus amounts for each executive, subject to increase as determined by the Board or the Compensation Committee. Each of the employment agreements with Messrs. Whitaker, Landes, Thoele and Deegan has a one-year term with a provision for successive automatic one-year automatic renewals, unless either the Company or the executive provides written notice of non-renewal at least 60 days before the applicable annual expiration date. All of the employment agreements contain customary confidentiality, non-disclosure, non-competition, non-solicitation, non-recruitment, trade secrets, intellectual property ownership, and cooperation provisions.

Messrs. Whitaker, Landes, Thoele and Deegan are entitled to certain benefits in connection with a termination of their employment or a change of control as discussed below under “Potential Payments Upon Termination or Change of Control.”

Prior to the termination of their employment, we also maintained executive employment agreements with Mr. Rodriguez (amended and restated effective January 1, 2023), Ms. Johnson (effective March 25, 2022) and Mr. Schilling (amended and restated effective January 1, 2023), which set out the terms of the executive’s employment, including severance benefits in connection with a termination of employment. The employment of Mr. Rodriguez, Ms. Johnson and Mr. Schilling terminated on October 1, 2025, May 23, 2025 and June 13, 2025, respectively. The benefits provided to Mr. Rodriguez, Ms. Johnson and Mr. Schilling in connection with the termination of their employment with the Company are discussed below under “Benefits Provided to Named Executive Officers Upon Termination During the Fiscal Year.”

Compensation Recoupment Policy

In December 2018, our Board adopted a compensation recoupment policy, applicable to certain designated employees, including our named executive officers. On June 1, 2023, the Board approved the amendment and restatement of the compensation recoupment policy in order to (i) comply with SEC and New York Stock Exchange rules requiring clawback from certain officers of erroneously awarded incentive-based compensation received on or after October 2, 2023 in the event of a restatement of our financial statements, and (ii) to update and expand the Compensation Committee’s discretionary authority to recover incentive compensation (in addition to any recoupment that may be required by SEC and New York Stock Exchange rules) in the event of misconduct by a participant in our annual or long-term incentive plans. The text of our amended and restated Compensation Recoupment Policy is available on the “Investors” section of our website at www.aerogel.com.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits members of the Board, the named executive officers, and all other employees from purchasing financial instruments designed to hedge the economic risk of owning our securities (or entering any transaction that has the same economic effect), and prohibits certain persons, including members of the Board and the named executive officers, from pledging our securities.

Stock Ownership Guidelines

In November 2017, our Board established stock ownership guidelines for the executive officers and directors which provided target levels of stock ownership that executive officers and directors must attain. On May 30, 2024, the Board approved the amendment and restatement of the stock ownership guidelines to increase the target ownership levels for our Chief Executive Officer, other executive officers, and non-employee directors, extend the compliance period, and clarify compliance testing procedures.

Under the amended and restated stock ownership guidelines, the target ownership level for our Chief Executive Officer is five-times the base salary; for our other executive officers, the target level is two-times their respective base salary; and for our non-employee directors, the target level is four-times the annual cash retainer for service to the Board. Executive officers and directors must fulfill their stock ownership requirement within five years of becoming subject to the stock ownership guidelines (or within five years after an increase in the required stock ownership level). Compliance with our stock ownership guidelines is tested annually as of December 31, with the value of shares owned determined based on the volume weighted average trading price of our common stock for the five trading days preceding December 31. For purposes of determining compliance with our stock ownership guidelines, stock ownership includes shares owned directly or indirectly by the individual (generally including shares held jointly, in trust, by immediate family members, or through a Company retirement or savings plan) and any shares subject to outstanding vested or unvested full-value awards (such as restricted share units and restricted shares) that vest based solely on service. Shares subject to outstanding unexercised stock options (whether vested or unvested) and shares subject to unvested performance-based awards are not treated as stock owned by the individual for purposes of determining compliance with the stock ownership guidelines. As of December 31, 2025, all of our named executive officers serving on that date either met the applicable stock ownership requirement or were expected to achieve compliance with the applicable stock ownership requirement within the applicable transition period.

Policies and Practices Related to the Grant of Equity Awards

The Company does not schedule the grant of stock options or other equity awards in anticipation of the release of material nonpublic information, nor does the Company time the release of material nonpublic information based on the timing of grants of stock options or other equity awards.

On May 30, 2024, the Board adopted an Equity Grant Policy, to formalize our policies and procedures with respect to the granting of equity compensation awards. The Equity Grant Policy establishes the following general guidelines for the grant of equity compensation awards: (i) equity awards generally will not be granted when the Company is in possession of material nonpublic information; (ii) equity awards generally will not be granted during the period commencing four business days before a periodic or current report filed with the Securities and Exchange Commission that discloses material nonpublic information and ending one business day after the filing or furnishing of such report; (iii) the Company will not purposely accelerate or delay the public release of material nonpublic information, or the grant date of any equity award, with the intention of allowing the grantee of an equity award to benefit from a more favorable stock price; and (iv) in no event will the grant date of any equity award be prior to the date of approval of the award. Further, pursuant to the Equity Grant Policy:

•
Annual grants of equity awards to the Chief Executive Officer generally will be approved by the Board at its meeting held in or around March of each year, and unless otherwise determined by the Board, the grant date of each annual award to the Chief Executive Officer will be the date of approval of the award by the Board;
•
Annual grants of equity awards to other officers and employees of the Company generally will be approved by the Committee at its meeting held in or around March of each year, and unless otherwise determined by the Committee, the grant date of each such award will be the later of (i) the date of approval of the award by the Committee, or (ii) the grant date of the annual equity award to the Chief Executive Officer for that year, as approved by the Board;
•
Annual grants of equity awards to non-employee directors shall be approved by the Board in accordance with the Company’s Non-Employee Director Compensation Policy.
•
Grants of equity awards in connection with new hires or promotions of employees or consultants or bonus awards generally will be approved on a regularly monthly basis (and may be approved by the Chief Executive Officer where permitted pursuant to delegated authority), and the grant date of such awards generally will be the last trading day of the month in which the award is approved; and
•
Any other special or discretionary equity awards will be approved as of such date as determined by the Compensation Committee or the Board, in accordance with the general principles of the Equity Grant Policy.

Consistent with our Equity Grant Policy, as part of our regular long-term incentive grant cycle for the 2025 fiscal year, the Board and the Compensation Committee granted equity awards (including stock options) effective on the date of the March 5, 2025 Board meeting, to our named executive officers who were serving at the time. That date fell within the period beginning four business days before and ending one business day after the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), as a Form 8-K was filed on March 6, 2025 to disclose the retirement of Ms. Blalock and Mr. Noetzel from the Board effective immediately after the 2025 annual meeting of stockholders. Accordingly, pursuant to SEC Rules, we are providing the following information relating to certain stock options granted to certain of our named executive officers during fiscal year 2025:

Name	Grant Date	Number of Securities Underlying the Award (#)	Exercise Price ($)	Grant Date Fair Value of the Award ($)

Percentage Change in
the Closing Market Price
of the Securities
Underlying the Award
Between the Trading
Day Ending Immediately
Prior to the Disclosure
of Material Nonpublic
and the Trading Day
Beginning Immediately
Following the Disclosure of
Material Nonpublic
Information(1)

Donald R. Young	3/5/2025	76,417	7.84	$424,998	8.90%
Grant D. Thoele	3/5/2025	8,990	7.84	$49,998	8.90%
Corby C. Whitaker	3/5/2025	35,961	7.84	$199,999	8.90%
Gregg R. Landes	3/5/2025	34,837	7.84	$193,748	8.90%
Glenn E. Deegan	-	-	-	$-	-
Ricardo C. Rodriguez	3/5/2025	56,189	7.84	$312,499	8.90%
Virginia H. Johnson	3/5/2025	37,804	7.84	$206,245	8.90%
Keith L. Schilling	3/5/2025	34,837	7.84	$193,748	8.90%

(1)
Percentage change between March 4, 2025 closing price of $7.30 per share and March 7, 2025 closing price of $7.95 per share.

Risk Analysis of Our Compensation Plans

Company management assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on the Company now or in the future.

COMPENSATION COMMITTEE REPORT*

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

William P. Noglows (Chair)

Steven R. Mitchell

James E. Sweetnam

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards, and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our Compensation Committee assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, and benefits that are generally uniform in design and operation throughout the Company and with all levels of employees.

We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee and Board with regard to executive compensation programs.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued to our named executive officers during the last three fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($) (1) (2)		Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non- Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6) (7)	Total ($)
Donald R. Young	2025	577,115	(8)	-	1,670,722	424,998	—	12,250	2,685,085
President and Chief Executive Officer	2024	515,000		-	324,986	974,990	1,274,625	10,350	3,099,951
	2023	515,000		-	249,995	1,496,426	1,331,275	33,335	3,626,031
Grant D. Thoele	2025	347,700	(9)	-	458,933	124,997	—	11,714	943,344
Chief Financial Officer and Treasurer					—	—	—	—	—
					—	—	—	—	—
Corby C. Whitaker	2025	440,000		-	786,218	199,999	—	12,250	1,438,467
Chief Commercial Officer	2024	429,231	(10)	-	131,243	393,743	594,000	10,350	1,558,567
	2023	400,000		-	112,494	710,712	517,000	25,285	1,765,491
Gregg R. Landes	2025	410,769	(11)	-	761,654	193,748	—	12,250	1,378,422
Chief Operating Officer	2024	400,000		-	131,243	393,743	540,000	10,350	1,475,336
	2023	400,000		-	112,494	710,712	517,000	25,285	1,765,491
Glenn E. Deegan	2025	106,250		-	279,227	81,249	—	3,719	470,445
Chief Administrative Officer, General Counsel and Secretary

Ricardo C. Rodriguez	2025	312,307		-	1,228,466	312,499	—	695,014	2,548,286
Former Chief Financial Officer and Treasurer	2024	400,000		-	131,243	393,743	540,000	10,350	1,475,336
	2023	386,539			112,494	710,712	517,000	25,285	1,752,030
Virginia H. Johnson	2025	190,385		-	810,782	206,245	—	726,231	1,933,643
Former Chief Legal Officer, General Counsel and Corporate Secretary	2024	450,000		-	131,243	393,743	607,500	10,350	1,592,836
	2023	450,000		-	112,494	710,712	581,625	27,208	1,882,039
Keith L. Schilling	2025	192,308		-	761,655	193,748	—	650,791	1,798,502
Former Senior Vice President, Technology

(1)
For Messrs. Young, Thoele and Landes, reported salaries reflect salary earned during the fiscal year, adjusted for changes in salary rates, where applicable.
(2)
For Mr. Rodriguez, Ms. Johnson and Mr. Schilling, reported salaries reflect salary earned prior to their separation of employment on October 1, 2025, May 23, 2025 and June 13, 2025, respectively.
(3)
Represents the aggregate grant date fair value of PSUs and RSUs granted to our named executive officers during the fiscal year computed in accordance with FASB ASC Topic 718. Valuation assumptions are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

For stock awards granted in fiscal 2025, the following illustrates the portion of the aggregate grant date value of stock awards reported in this column that is attributable to PSUs and RSUs:

Name	PSUs Grant Date Fair Value	RSUs Grant Date Fair Value
Donald R. Young	$1,245,723	$424,999
Grant D. Thoele	$333,944	$124,989
Corby C. Whitaker	$586,220	$199,998
Gregg R. Landes	$567,905	$193,750
Glenn E. Deegan	$197,983	$81,244
Ricardo C. Rodriguez	$915,971	$312,495
Virginia H. Johnson	$604,535	$206,247
Keith L. Schilling	$567,905	$193,750

Grant date fair values of PSUs reported in this column are determined based upon the probable outcome of the performance conditions. For PSUs granted in fiscal 2025, the following reflects the value of those PSUs assuming that the highest level of performance conditions would be achieved:

Name	PSU Value Assuming Highest Level of Performance Achievement
Donald R. Young	$2,491,446
Grant D. Thoele	$667,888
Corby C. Whitaker	$1,172,440
Gregg R. Landes	$1,135,810
Glenn E. Deegan	$395,966
Ricardo C. Rodriguez	$1,831,942
Virginia H. Johnson	$1,209,070
Keith L. Schilling	$1,135,810

(4)
Represents the aggregate grant date fair value of stock options granted to our named executive officers during the fiscal year computed in accordance with FASB ASC Topic 718. Valuation assumptions are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)
Represents the annual bonuses earned by our named executive officers under the Company’s Corporate Bonus Plan. Because the applicable threshold financial performance metrics were not achieved for fiscal 2025, no bonuses were paid to any of our named executive officers under the 2025 Corporate Bonus Plan.
(6)
Includes Company matching contributions to the 401(k) plan in 2025 of $12,250 for each of Messrs. Young, Whitaker and Landes. Amounts of $11,714, $3,719, $10,931, $6,231 and $6,731 for Mr. Thoele, Mr. Deegan, Mr. Rodriguez, Ms. Johnson and Mr. Schilling, respectively.
(7)
For Mr. Rodriguez, Ms. Johnson and Mr. Schilling, this column also includes cash severance paid during fiscal 2025 of $680,000, $720,000 and $640,000, respectively, and employer-paid COBRA premiums of $4,083 for Mr. Rodriguez and $4,060 for Mr. Schilling. No tax gross-ups or incremental retirement benefits were provided in connection with these separations.

(8)
Mr. Young’s annual base salary increased from $515,000 to $600,000, effective March 29, 2025.
(9)
Mr. Thoele’s annual base salary increased to $390,000, effective October 1, 2025, when he became our Chief Financial Officer and Treasurer.
(10)
Mr. Whitaker’s annual base salary increased from $400,000 to $440,000, effective April 1, 2024.
(11)
Mr. Landes’ annual base salary increased from $400,000 to $440,000, effective September 15, 2025.

2025 Fiscal Year Grants of Plan-Based Awards

The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in 2025.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #	of Stock or Units	Underlying Options	Awards ($/Sh)(3)	Awards ($)(4)
Donald R. Young	Annual Cash Incentive	N/A	$-	$660,000	$1,320,000
	PSU (3-Year TSR)	3/5/2025				54,209	108,418	216,836				$1,245,723
	RSU (Time-Based)	3/5/2025							54,209			$424,999
	Stock Options	3/5/2025								76,417	$7.84	$424,998
Grant D. Thoele	Annual Cash Incentive	N/A	$-	$161,075	$322,150
	PSU (3-Year TSR)	3/5/2025				6,378	12,755	25,510				$146,555
	RSU (Time-Based)	3/5/2025							6,377			$49,996
	Stock Options	3/5/2025								8,990	$7.84	$49,998
	PSU (3-Year TSR)	10/1/2025				10,274	20,547	41,094				$187,389
	RSU (Time-Based)	10/1/2025							10,273			$74,993
	Stock Options	10/1/2025								14,563	$7.30	$74,999
Corby C. Whitaker	Annual Cash Incentive	N/A	$-	$264,000	$528,000
	PSU (3-Year TSR)	3/5/2025				25,510	51,020	102,040				$586,220
	RSU (Time-Based)	3/5/2025							25,510			$199,998
	Stock Options	3/5/2025								35,961	$7.84	$199,999
Gregg R. Landes	Annual Cash Incentive	N/A	$-	$264,000	$528,000
	PSU (3-Year TSR)	3/5/2025				24,713	49,426	98,852				$567,905
	RSU (Time-Based)	3/5/2025							24,713			$193,750
	Stock Options	3/5/2025								34,837	$7.84	$193,748
Glenn E. Deegan	Annual Cash Incentive	N/A	$-	$70,562	$141,124
	PSU (3-Year TSR)	9/30/2025				11,674	23,347	46,694				$197,983
	RSU (Time-Based)	9/30/2025							11,673			$81,244
	Stock Options	9/30/2025								16,416	$6.96	$81,249
Ricardo C. Rodriguez	Annual Cash Incentive	N/A	$-	$210,000	$420,000
	PSU (3-Year TSR)	3/5/2025				39,860	79,719	159,438				$915,971
	RSU (Time-Based)	3/5/2025							39,859			$312,495
	Stock Options	3/5/2025								56,189	$7.84	$312,499
Virginia H. Johnson	Annual Cash Incentive	N/A	$-	$90,000	$180,000
	PSU (3-Year TSR)	3/5/2025				26,307	52,614	105,228				$604,535
	RSU (Time-Based)	3/5/2025							26,307			$206,247
	Stock Options	3/5/2025								37,084	$7.84	$206,245
Keith L. Schilling	Annual Cash Incentive	N/A	$-	$100,000	$200,000
	PSU (3-Year TSR)	3/5/2025				24,713	49,426	98,852				$567,905
	RSU (Time-Based)	3/5/2025							24,713			$193,750
	Stock Options	3/5/2025								34,837	$7.84	$193,748

(1)
The amounts represent the threshold, target, and maximum estimated payout opportunities for awards granted under our Corporate Bonus Plan for 2025. Because the applicable threshold financial performance metrics were not achieved for fiscal 2025, none of our named executive officers received a bonus under the 2025 Corporate Bonus Plan.
(2)
Represents the range of potential payouts (denominated in number of shares) under the PSU awards granted during the 2025 fiscal year, based on the level of TSR performance achieved by the Company relative to the other constituents of the Russell 2000 Index over the three-year performance period consisting of fiscal years 2025 through 2027.
(3)
The exercise price is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the New York Stock Exchange on the grant date.
(4)
These amounts represent the aggregate grant date fair value for option awards, PSUs and RSUs granted to our named executive officers, computed in accordance with ASC 718. See Note 15 to our audited financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K for the year ended December 31, 2025 for details as to the assumptions used to calculate the fair value of the option awards and PSUs. The grant date fair value of each time-based RSU award is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs at December 31, 2025. The market value amounts reported in the Stock Awards columns heading were determined using the closing price per share of Common Stock on the NYSE on December 31, 2025 of $2.83.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald R. Young	158,206		—		$4.60	2/28/2028
	195,478		—		$3.63	2/27/2029
	135,077		—		$8.02	2/26/2030
	40,175		—		$24.13	2/24/2031
	49,795		-		$26.29	2/23/2032
	112,562		56,281	(1)	$6.81	6/1/2033
	—		170,000	(2)	$6.51	9/7/2033
	29,095		58,189	(3)	$16.34	3/5/2034
	—		76,417	(4)	$7.84	3/5/2035
							12,237	(5)	$34,631
							13,259	(6)	$37,523
							54,209	(7)	$153,411
										54,209	(8)	$153,411
Grant D. Thoele	1,001		—		$52.60	11/2/2031
	2,987		—		$26.29	2/23/2032
	1,327		—		$26.29	2/23/2032
	5,179		2,589	(9)	$9.88	3/8/2033
	1,791		3,580	(3)	$16.34	3/5/2034
	—		8,990	(4)	$7.84	3/5/2035
	—		14,563	(10)	$7.30	10/1/2035
							1,687	(11)	$4,774
							2,447	(6)	$6,925
							6,377	(7)	$18,047
							10,273	(12)	$29,073
										6,378	(8)	$18,048
										10,274	(8)	$29,074
Corby C. Whitaker	47,899		—		$8.02	2/26/2030
	9,965		—		$16.05	12/15/2030
	15,671		—		$24.13	2/24/2031
	22,408		—		$26.29	2/23/2032
	50,653		25,326	(1)	$6.81	6/1/2033
	-		85,000	(2)	$6.51	9/7/2033
	11,750		23,499	(3)	$16.34	3/5/2034
	—		35,961	(4)	$7.84	3/5/2035
							5,506	(5)	$15,582
							5,355	(6)	$15,155
							25,510	(7)	$72,193
										25,510	(8)	$72,193
Gregg. R. Landes	18,971		—		$6.04	11/2/2026
	51,613		—		$4.60	2/28/2028
	63,773		—		$3.63	2/27/2029
	47,899		—		$8.02	2/26/2030
	7,793		—		$16.05	12/15/2030
	15,671		—		$24.13	2/24/2031
	22,408		—		$26.29	2/23/2032
	50,653		25,326	(1)	$6.81	6/1/2033
	—		85,000	(2)	$6.51	9/7/2033
	11,750		23,499	(3)	$16.34	3/5/2034
	—		34,837	(4)	$7.84	3/5/2035
							5,506	(5)	$15,582
							5,355	(6)	$15,155
							24,713	(7)	$69,938
										24,713	(8)	$69,938
Glenn E. Deegan	-		16,416	(13)	$6.96	9/30/2035
							11,673	(14)	$33,035
										11,674	(8)	$33,036
Ricardo C. Rodriguez	6,036		—		$60.48	10/1/2026
	13,693		—		$26.29	10/1/2026
	7,762		—		$29.51	10/1/2026
	50,679	(15)	—		$6.81	10/1/2026
	85,000	(16)	—		$6.51	10/1/2026
	23,500	(17)	—		$16.34	10/1/2026
	18,730	(18)	—		$7.84	10/1/2026
Virginia H. Johnson	29,927	(19)	—		$18.89	5/23/2026
	50,653	(15)	—		$6.81	5/23/2026
	23,500	(17)	—		$16.34	5/23/2026
	12,362	(18)	—		$7.84	5/23/2026
Keith L. Schilling	6,259		—		$52.60	6/13/2026
	22,408		—		$26.29	6/13/2026
	37,319	(15)	—		$6.81	6/13/2026
	23,500	(17)	—		$16.34	6/13/2026
	11,613	(18)	—		$7.84	6/13/2026

(1)
These options to purchase shares of our common stock were granted on June 1, 2023 and vest as to one-third of the shares on each anniversary the grant date until June 1, 2026.
(2)
These options to purchase shares of our common stock were granted on September 7, 2023 and all shares vest as of September 7, 2026.
(3)
These options to purchase shares of our common stock were granted on March 5, 2024 and vest as to one-third of the shares on each anniversary of the grant date until March 5, 2027.
(4)
These options to purchase shares of our common stock were granted on March 5, 2025 and vest as to one-third of the shares on each anniversary of the grant date until March 5, 2028.
(5)
Represents awards of RSUs granted on June 1, 2023, which vest as to one-third of the shares on each anniversary of March 8 until March 8, 2026.
(6)
Represents awards of RSUs granted on March 5, 2024, which vest as to one-third of the shares on each anniversary of the grant date until March 5, 2027.
(7)
Represents awards of RSUs granted on March 5, 2025, which vest as to one-third of the shares on each anniversary of the grant date until March 5, 2028.
(8)
The number of unearned PSUs reported in this column are calculated in accordance with SEC requirements and are based on the Company’s performance results for the 2025 PSUs through the end of fiscal 2025 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum) relative to actual performance results. Earned PSUs, if any, will vest in one installment on March 5, 2028.
(9)
These options to purchase shares of our common stock were granted on March 8, 2023 and vest as to one-third of the shares on each anniversary of the grant date until March 8, 2026.
(10)
These options to purchase shares of our common stock were granted on October 1, 2025 and vest as to one-third of the shares on each anniversary of March 5 until March 5, 2028.
(11)
Represents awards of RSUs granted on March 8, 2023, which vest as to one-third of the shares on each anniversary of the grant date until March 8, 2026.
(12)
Represents awards of RSUs granted on October 1, 2025, which vest as to one-third of the shares on each anniversary of March 5 until March 5, 2028.
(13)
These options to purchase shares of our common stock were granted on September 30, 2025 and vest as to one-third of the shares on each anniversary of the grant date until September 30, 2028.
(14)
Represents awards of RSUs granted on September 30, 2025, which vest as to one-third of the shares on each anniversary of the grant date until September 30, 2028.
(15)
These options to purchase shares of our common stock were granted on June 1, 2023 and vested as to one-third of the shares on each anniversary the grant date until June 1, 2025, and one-third vested as of the respective termination date.
(16)
These options to purchase shares of our common stock were granted on September 7, 2023 and vested as to one-third of the shares on each anniversary the grant date until September 7, 2025, and one-third vested as of the respective termination date.
(17)
These options to purchase shares of our common stock were granted on March 5, 2024 and vested one-third of the shares on the anniversary of March 5, and one-third vested as of the respective termination date.
(18)
These options to purchase shares of our common stock were granted on March 5, 2025 and vested one-third of the shares on the anniversary of March 5, and one-third vested as of the respective termination date.

(19)
These options to purchase shares of our common stock were granted on June 2, 2022 and vested as to one-third of the shares on each anniversary the grant date until June 2, 2024, and one-third vested as of the respective termination date.

2025 Option Exercises and Stock Vested Table

The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized, determined as described below, for our named executive officers in the year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Donald R. Young	—	$-	22,036	$174,742
Grant D. Thoele	—	$-	3,733	$29,617
Corby C. Whitaker	—	$-	9,610	$76,233
Gregg R. Landes	—	$-	9,610	$76,233
Glenn E. Deegan	—	$-	—	$-
Ricardo C. Rodriguez	—	$-	31,021	$232,203
Virginia H. Johnson	—	$-	27,122	$185,782
Keith L. Schilling	18,660	$34,099	26,032	$177,393

(1)
The value realized on exercise is based on the difference between the market price of our common stock upon exercise and the applicable exercise price of the options.
(2)
The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the New York Stock Exchange on the applicable vesting date.

Severance and Retirement Benefits

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances, as described below.

Donald R. Young-Chief Executive Officer

Pursuant to the terms of the CEO Agreement, Mr. Young is entitled to the following compensation in connection with a termination of his employment. Upon the termination by the Company without “cause” or by Mr. Young for “good reason”, as defined in the CEO Agreement (a “Qualifying Termination”), whether prior to or within 24 months after the occurrence of a "change of control" (as defined in the CEO Agreement), Mr. Young would be entitled to receive an amount equal to two times the sum of his annual base salary and the CEO Performance Bonus Target, each as then in effect. He also would be entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, payment of the cost of health care insurance benefits for the lesser of the applicable COBRA period or 24 months (but not beyond the date that he first becomes eligible for Medicare or for health care coverage provided by another employer), six months of outplacement services, and accelerated vesting in full of his stock options and other equity awards then outstanding (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives), with all vested options remaining exercisable for two years following such Qualifying Termination (but not beyond the latest possible date that the options could have expired in accordance with their original terms).

If, on or after August 30, 2027, Mr. Young’s employment terminates due to the non-renewal of the CEO Agreement by either party or Mr. Young’s termination of his employment without good reason (in either case at a time when no circumstances exist that would constitute grounds for the termination of Mr. Young’s employment for cause), then Mr. Young would be entitled to a pro rata portion of the CEO Performance Bonus based on the number of months worked in the year of termination, any accrued but unpaid CEO Performance Bonus for the prior fiscal year, and continued vesting of all of his outstanding stock options and other equity awards following such termination on the regularly scheduled vesting dates of the applicable awards (and subject to the achievement of any applicable performance objectives), with all vested options remaining exercisable for five years after the later of the date of termination of Mr. Young’s employment or the applicable vesting date of the options (but not beyond the latest possible date under which the options could have expired in accordance with their original terms).

Other Named Executive Officers

Pursuant to the terms of the executive employment agreements with Messrs. Whitaker, Landes, Thoele and Deegan, upon a Qualifying Termination (that is, a termination by the Company not for "cause" or termination by the executive for "good reason", as defined in the executive's employment agreement) prior to a "change of control" (as defined in the executive's employment agreement), the executive is entitled to receive upon execution of a release, severance in an amount equal to the sum of the executive’s annual base salary then in effect plus the executive’s performance bonus target then in effect, a pro rata portion of the executive’s annual performance bonus based on the number of months worked in the year of termination, any accrued but unpaid performance bonus for the prior fiscal year, continued health insurance coverage for the lesser of the duration of such coverage under COBRA, 12 months or the period from the date of termination until the date the executive is eligible for Medicare or for any medical, vision or dental coverage under a plan maintained by another employer or the executive’s spouse, six months of outplacement services, and vesting of any outstanding options or stock-based awards will be accelerated by 12 months (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives), with any vested stock options remaining exercisable for one year from the date of termination (but not beyond the latest possible date under which the options could have expired in accordance with their original terms).

For any Qualifying Termination within 24 months after a change of control (“CIC Qualifying Termination"), the executive is entitled to receive, following execution of a release, severance in an amount equal to two times the executive’s annual base salary and the executive’s performance bonus target then in effect, a pro rata portion of the executive’s annual performance bonus based on the number of months worked in the year of termination, any accrued but unpaid performance bonus for the prior fiscal year, continued health insurance coverage for the lesser of the duration of such coverage under COBRA, 24 months or the period from the date of termination until the date the executive is eligible for Medicare or for any medical, vision or dental coverage under a plan maintained by another employer or the executive’s spouse, and six months of outplacement services. For such CIC Qualifying Termination, any outstanding options or stock-based awards will become fully vested and exercisable as of the date of termination (except as otherwise provided in any equity award agreement that provides for vesting based upon the achievement of performance objectives) and, subject to any permitted action by the Company’s Board upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall remain exercisable for not less than one year from the date of termination (but not beyond the latest possible date under which the options could have expired in accordance with their original terms).

The following tables set forth estimates of the payments and benefits that Messrs. Young, Thoele, Deegan, Whitaker and Landes would have been entitled to receive from us upon a termination of employment under the circumstances described in each table, assuming that a qualifying termination and/or a change of control had occurred on December 31, 2025. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 31, 2025. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

Estimated Benefits in the Event of a Qualifying Termination Without Cause and Absent a Change of Control:

Name	Cash Severance ($)(1)	Acceleration of Unvested Options and RSUs ($)(2)	Continuation of Benefits and Outplacement ($)	Total ($)
Donald R. Young	$2,520,000	$532,388	$20,000	$3,072,388
Grant D. Thoele	$624,000	$23,945	$46,624	$694,569
Corby C. Whitaker	$704,000	$47,227	$47,246	$798,473
Gregg Landes	$704,000	$46,474	$46,624	$797,099
Glenn E. Deegan	$680,000	$11,012	$44,039	$735,050

(1)
For Mr. Young, the value reported for cash severance includes two times the sum of his annual base salary and his annual bonus target. For the other Named Executive Officers, the values reported include the sum of the executive’s annual base salary and annual bonus target. If any annual bonuses had been earned for 2025 based on actual performance for the fiscal year, the values reported for cash severance also would have included such annual bonus amounts, which otherwise would have been forfeited on termination prior to the bonus payment date in 2026. However, because the threshold financial performance goal levels were not met under the 2025 Corporate Bonus Plan, no such annual bonuses were earned by the Named Executive Officers for 2025.
(2)
The values reported for accelerated vesting of restricted stock units are based on the closing price of our common stock on December 31, 2025, and the values reported for accelerated vesting of stock options are based on the excess (if any) of such price over the exercise price of the applicable stock options.

Estimated Benefits in the Event of a Qualifying Termination Without Cause or for Good Reason Within 12 Months Following a Change of Control:

Name	Cash Severance ($)(1)	Acceleration of Unvested Options, RSUs and PSUs ($)(2)	Continuation of Benefits and Outplacement ($)	Total ($)
Donald R. Young	$2,520,000	$532,388	$20,000	$3,072,388
Grant D. Thoele	$1,248,000	$153,063	$73,249	$1,474,312
Corby C. Whitaker	$1,408,000	$247,317	$74,493	$1,729,809
Gregg Landes	$1,408,000	$240,550	$73,249	$1,721,799
Glenn E. Deegan	$1,360,000	$99,107	$68,078	$1,527,184

(1)
The values reported for cash severance include two times the sum of each Named Executive Officer’s annual base salary and annual bonus target. If any annual bonuses had been earned for 2025 based on actual performance for the fiscal year, the values reported for cash severance also would have included such annual bonus amounts, which otherwise would have been forfeited on termination prior to the bonus payment date in 2026. However, because the threshold financial performance goal levels were not met under the 2025 Corporate Bonus Plan, no such annual bonuses were earned by the Named Executive Officers for 2025.
(2)
The values reported for accelerated vesting of restricted stock units and performance share units are based on the closing price of our common stock on December 31, 2025 and, for performance share units, assuming the target number of performance share units become vested. The values reported for accelerated vesting of stock options are based on the excess (if any) of such price over the exercise price of the applicable stock options.

Benefits Provided to Named Executive Officers Upon Termination During the Fiscal Year

The employment of three of our named executive officers (Mr. Rodriguez, Ms. Johnson and Mr. Schilling) terminated during the 2025 fiscal year in connection with the Company’s restructuring plan to realign our operational focus to improve costs, including by reduction of headcount and restructuring of executive team roles and responsibilities. The table below sets forth the payments and benefits that Mr. Rodriguez, Ms. Johnson and Mr. Schilling received in connection with their departures from the Company on October 1, 2025, May 23, 2025 and June 13, 2025, respectively. These benefits were conditioned upon the receipt of a release of claims from each of the departing named executive officers and pursuant to the terms and conditions of their executive employment agreements for a termination of employment without cause.

Name	Cash Severance ($)(1)	Acceleration of Unvested Options and RSUs ($)(2)	Continuation of Benefits and Outplacement ($)(3)	Total ($)
Ricardo C. Rodriguez	$680,000	$156,738	$45,710	$882,448
Virginia H. Johnson	$720,000	$121,014	$20,000	$861,014
Keith L. Schilling	$640,000	$101,160	$45,575	$786,734

(1)
The values reported for cash severance include the sum of the executive’s annual base salary and annual bonus target.
(2)
Represents accelerated vesting of restricted stock units and stock options that would have vested within 12 months after the date of termination of employment. The values reported for accelerated vesting of restricted stock units are based on the closing price of our common stock on the date of termination of the executive’s employment, and the values reported for accelerated vesting of stock options are based on the excess (if any) of such price over the exercise price of the applicable stock options.
(3)
Represents the value of continued health insurance coverage for 12 months and six months of outplacement services.

CEO Pay Ratio

For 2025, the median annual total compensation of all employees other than our Chief Executive Officer was $24,365. The annual total compensation of our Chief Executive Officer was $2,685,085, and the ratio of our Chief Executive Officer’s compensation to the median employee was 110 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2025, using our global workforce of 854 total full-time, part-time, and temporary employees working at the Company and our consolidated subsidiaries (including employees on leave and excluding the Chief Executive Officer). Of those individuals, 278 were located in the United States and U.S. territories, 550 were located in Mexico and 26 were located in 14 other countries around the world.

We identified our median employee based on target cash compensation (base compensation and target annual bonus) for the 12-month period ended December 31, 2025, with amounts payable in a foreign currency converted to U.S. dollars. For prior years, when a much larger portion of our global workforce was located in the United States, we had used U.S. W-2 taxable wages to identify our median employee solely from our U.S. employee population. For 2025, we chose target cash compensation as our consistently applied compensation measure in order to better reflect the global employee population from which we have identified our 2025 median employee. We calculated 2025 annual total compensation for the median employee and the Chief Executive Officer based on the proxy rules for determining the annual total compensation of our named executive officers.

PAY VERSUS PERFORMANCE

As discussed in the Compensation Discussion and Analysis section above, the Compensation Committee of the Board has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives as well as to align executives’ pay with changes in the value of shareholder investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the compensation of our named executive officers and the Company’s performance. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and the pay of our named executive officers.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Don Young	Compensation Actually Paid to Don Young(1)(2)	Average Summary Compensation Total for Other Named Executives(3)	Average Compensation Actually Paid to Other Named Executive Officers(1)(3)	ASPN Cumulative Total Shareholder Return (“TSR”)	S&P 1500 Specialty Chemicals Index Cumulative TSR(4)	Net Income ($ thousands)	Adjusted EBITDA ($ thousands)(5)
2025	$2,685,085	$(1,443,263)	$1,501,587	$(777,515)	$(83)	$1	$(389,552)	$2,938
2024	$3,099,951	$1,189,816	$1,515,482	$554,065	$(29)	$2	$13,375	$89,916
2023	$3,626,031	$7,802,535	$1,791,263	$3,414,594	$(5)	$5	$(45,811)	$(22,931)
2022	$2,378,906	$(20,840,392)	$1,406,497	$(606,470)	$(29)	$(7)	$(82,738)	$(60,638)
2021	$8,367,611	$30,297,488	$790,094	$4,252,939	$198	$26	$(37,094)	$(25,938)

(1)
For each year, “Compensation Actually Paid” reflects the Summary Compensation Total (“SCT”) for the relevant named executive officer(s) less the values included in the “Stock Awards” and “Option Awards” columns and adding to this:
•
The fair value at the end of the year of equity compensation granted during the year;
•
The change in fair value as of the vesting date, measured from the prior year-end, of any equity awards granted in prior years that vested during the year (whether positive or negative); and
•
The change in fair value at year-end, measured from the prior year-end, of any equity awards granted in prior years that remained unvested as of the end of the year (whether positive or negative)

As a result, “Compensation Actually Paid” does not reflect the value that was or may actually be realized by the named executive officers.

In calculating the year-over-year change in the value of unvested option awards as well as the change in value to mid-year vesting dates, the options’ Black-Scholes values were calculated at each measurement date using the following inputs:

•
Fair value: based on the closing share price on the measurement date.
•
Expected life: for in-the-money options, the time elapsed since the grant date was deducted from the original expected life assumption. For out-of-the-money options, the expected life was adjusted upward in proportion to the degree to which the options were out-of-the-money relative to their exercise price.
•
Stock price volatility: based on historical volatility for a trailing term to match the updated expected life assumption as of each measurement date.

•
Risk-free rate: based on an interpolated rate for a U.S. Treasury security with a term to match the updated expected life assumption as of each measurement date.
•
Dividend yield: based on the most recent quarterly dividend, annualized, as of each measurement date. The Company does not intend to pay cash dividends on our common stock in the foreseeable future, nor have we paid dividends on our common stock in the past.
(2)
The amounts deducted and added in calculating the “Compensation Actually Paid” for Mr. Young for the most recently completed fiscal year are as follows:

2025
Reported SCT Total Compensation	2,685,085
Equity Award Values Reported in the SCT	(2,095,720)
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	485,403
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(2,148,548)
Vesting Date Fair Value of Awards that are Granted and Vest in the Same Year	-
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(369,482)
Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	-
Dollar Value of Dividends or Other Earnings Paid on Equity Awards in the Fiscal Year that are not otherwise Included in Total Compensation for the Year	-
Pension Values Reported in the SCT	-
Pension Service Cost Attributable to Year	-
Compensation Actually Paid	(1,443,263)

(3)
The other named executive officers included for each respective fiscal year are as follows:

Fiscal Year	Other Named Executive Officers
2025	Grant D. Thoele, Corby C. Whitaker, Gregg R. Landes, Glenn E. Deegan, Ricardo C. Rodriguez, Virginia H. Johnson and Keith L. Schilling
2024	Ricardo C. Rodriguez, Virginia H. Johnson, Corby C. Whitaker, Gregg R. Landes and Stephanie Pittman
2023	Ricardo C. Rodriguez, Virginia H. Johnson, Corby C. Whitaker and Gregg R. Landes
2022	Ricardo C. Rodriguez, John F. Fairbanks, Corby C. Whitaker, Gregg R. Landes and Keith L. Schilling
2021	John F. Fairbanks, Corby C. Whitaker, Gregg R. Landes and Kelley Conte

The amounts deducted and added in calculating the average “Compensation Actually Paid” for these named executive officers for the most recently completed fiscal year are as follows:

2025
Average Reported SCT Total Compensation	1,501,587
Average Equity Award Values Reported in the SCT	(914,203)
Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	141,046
Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(502,959)
Average Vesting Date Fair Value of Awards that are Granted and Vest in the Same Year	101,388
Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(246,383)
Average Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	(857,991)
Average Dollar Value of Dividends or Other Earnings Paid on Equity Awards in the Fiscal Year that are not Otherwise Included in Total Compensation for the Year	-
Average Pension Values Reported in the SCT	-
Average Pension Service Cost Attributable to Year	-
Average Compensation Actually Paid	(777,515)

(4)
As permitted by SEC rules, we have used the S&P 1500 Specialty Chemicals Index as our peer group for purposes of disclosure of cumulative TSR. For the Company and the S&P 1500 Specialty Chemicals Index, the TSR amount reported for each year reflects the cumulative investment return of an initial investment of $100 on December 31, 2020, assuming reinvestment of dividends.

(5)
Adjusted EBITDA is net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, from time to time, which we do not believe are indicative of our core operating performance, which items are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the applicable fiscal year.

As illustrated in the table above and the charts below, the “Compensation Actually Paid” (calculated as required under SEC rules) for our named executive officers over the past four fiscal years has directionally aligned with our TSR as well as net income and Adjusted EBITDA over this same period.

Along with Compensation Actually Paid, the chart below outlines our one-year, two-year, three-year, four-year and five-year TSR as compared to the one-year, two-year, three-year, four-year and five-year TSR of the S&P 1500 Specialty Chemicals Index. In each case, TSR is measured starting from December 31, 2020:

The chart below outlines Compensation Actually Paid and the Company’s net income.

The chart below outlines Compensation Actually Paid and the Company’s Adjusted EBITDA.

The Company’s Compensation Actually Paid is impacted by the Company’s TSR in that a significant portion of the compensation of our named executive officers is granted in the form of equity-based compensation awards that increase or decrease in value based on changes in our stock price, including PSUs granted in 2025 with vesting to be determined based on the Company’s TSR performance relative to the other constituents of the Russell 2000 Index.

In addition, the Company’s annual bonus payouts are determined based primarily on Adjusted EBITDA performance.

The Compensation Committee of the Board carefully monitors and selects the performance metrics used under the Company’s executive compensation programs each year. Set forth below are those metrics that the Company believes represent the most important financial performance measures used to link compensation actually paid to our named executive officers to Company performance for 2025.

Performance Measure	Description; Link to Company Performance
Adjusted EBITDA

Various measures of EBITDA are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired.

Revenue

In addition to Adjusted EBITDA, revenue is a key driver that investors use in the evaluation of our Company’s performance. It is frequently compared to Company projections and examined in relation to annual guidance in order to determine how well the Company is performing relative to expectations.

Relative TSR

The vesting of PSUs granted to our named executive officers during the 2025 fiscal year will be determined based on the Company’s TSR performance relative to the other constituents of the Russell 2000 Index over a three-year performance period.

DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2025, to each of our non-employee directors who served in that capacity during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Stock Options ($)(1)	Total ($)
Rebecca B. Blalock(2)	$36,458	$-	$-	$36,458
Kathleen M. Kool	$69,167	$55,998	$33,998	$159,163
Steven R. Mitchell	$50,000	$55,998	$33,998	$139,996
Mark L. Noetzel(2)	$44,625	$-	$-	$44,625
William P. Noglows	$105,417	$55,998	$33,998	$195,413
Cari Robinson	$60,667	$55,998	$33,998	$150,663
James E. Sweetnam	$57,500	$55,998	$33,998	$147,496

(1)
These amounts represent the grant date fair value of the equity awards—restricted share units and stock options, respectively—granted to our non-employee directors during the fiscal year ended December 31, 2025, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 15 to our financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2025. Such restricted share units and stock options vest one year after the date of grant or, if earlier, on the day before the next annual stockholder meeting.

As of December 31, 2025, the aggregate number of shares subject to outstanding unexercised stock options and unvested restricted share units held by the non-employee directors shown in the table above were as follows:

Name	Number of Stock Options Held at Fiscal Year-End	Number of Unvested Restricted Share Units Held at Fiscal Year-End
Rebecca B. Blalock	65,718	-
Kathleen M. Kool	18,474	10,370
Steven R. Mitchell	91,842	10,370
Mark L. Noetzel	50,919	-
William P. Noglows	91,842	10,370
Cari Robinson	10,781	10,370
James E. Sweetnam	22,354	10,370

(2)
Ms. Blalock and Mr. Noetzel retired from the Board on April 30, 2025, and they did not receive any restricted share unit or stock option awards during the 2025 fiscal year.

Non-Employee Director Compensation Policy

In May 2014, our Board adopted the non-employee director compensation policy (the “director compensation policy”), which became effective following the completion of the Company’s initial public offering in June 2014 and has been amended by the Board from time to time. The director compensation policy was most recently amended in July 2025. The director compensation policy is designed to seek to ensure that director compensation aligns our non-employee directors’ interests with the long-term interests of our stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our non-employee directors are fairly compensated. Pursuant to our director compensation policy, during each year of a non-employee director’s tenure, the director will receive (i) a grant of restricted shares or restricted share units, (ii) a grant of options, and (iii) cash fees for their service on the Board and committees of the Board, as applicable. Directors who are also our employees, such as Mr. Young, will not receive additional compensation for their services as directors. The Nominating, Governance and Risk Committee, with the assistance of Meridian, regularly evaluates our director compensation program to ensure that it remains competitive and effective.

Pursuant to the non-employee director compensation policy, we will grant each non-employee director an annual grant of equity awards under the 2023 Plan with an aggregate value of $90,000 (which we refer to as the Annual Grant), consisting of: (i) restricted share units (or restricted shares of the Company’s common stock) with a value of $56,000, and (ii) an option to buy shares of common stock with a value of $34,000. The Annual Grant will be made each year on or about the time of the meeting of our Board following our annual meeting of stockholders, provided that if there has been no annual meeting of stockholders held by the first day of the third fiscal quarter of such year, each non-employee director will receive the Annual Grant on the first day of the third fiscal quarter of such year. The number of restricted share units to be granted to each non-employee director as part of their Annual Grant will be calculated using the closing price on such date of our common stock on the New York Stock Exchange or such other national securities exchange as our common stock is then traded. The number of shares underlying the options included in a non-employee director’s Annual Grant will be calculated based on the fair value of such options for financial accounting purposes. Any new non-employee director joining our Board after the grant of the Annual Grant in any given year will receive a prorated Annual Grant, based the number of days of such year that the new director will serve on the Board.

Equity awards granted to our non-employee directors generally vest on the earlier of (i) one year from the date of the grant, or (ii) the day prior to the annual meeting for the fiscal year following the date of grant, subject to the director’s continued service on the Board. Stock options granted to our non-employee directors have a maximum term of no more than 10 years from the date of grant. In the event that a non-employee director departs from the Board of Directors other than as a result of removal from the Board of Directors for cause (as defined in the 2023 Plan) (the “Departing Director”), the Departing Director will have two years from the date of departure to exercise all stock options, to the extent vested and exercisable as of the date of departure, subject to the provisions of the 2023 Plan, and provided, however, that in no event shall the Departing Director be permitted to exercise such stock options following the expiration of the term of such stock options. The Board retains the discretion to add additional time to such exercise period when considering each such departure. In addition, if the Departing Director has served on the Board for at least three years at the time of departure, the Board retains the discretion to provide for the acceleration of vesting of some or all of the Departing Director’s unvested stock options or restricted share units.

Pursuant to the Company’s stock ownership guidelines, as amended in May 2024, non-employee directors are required to satisfy a minimum stock ownership requirement of at least four times the annual cash retainer. For more information, see “Compensation Discussion Analysis--Stock Ownership Guidelines” above. As of December 31, 2025, all of our non-employee directors serving on that date either met the applicable stock ownership requirement or were expected to achieve compliance with the applicable stock ownership requirement within the applicable five-year transition period.

The following annual cash fees are paid to our non-employee directors for service on our Board and its Audit Committee, Compensation Committee, and Nominating, Governance and Risk Committee, as applicable:

Board of Directors or Committee of Board of Directors	Annual Retainer Amount for Chair (in lieu of the annual retainer amount for a member)	Annual Retainer Amount for Member
Board of Directors	$90,000	$45,000
Audit Committee	$20,000	$7,500
Compensation & Leadership Development Committee	$20,000	$5,000
Nominating, Governance & Risk Committee	$20,000	$5,000

(1)
Effective as of July 30, 2025, the annual retainer amounts for the Chair and for members of the Nominating, Governance & Risk Committee were increased from $10,000 to $20,000, and from $4,000 to $5,000, respectively.

If the Company holds more than 12 Board meetings in a calendar year, more than 12 meetings of the Audit Committee in a calendar year, or more than eight meetings of either of the Compensation Committee or the Nominating, Governance and Risk Committee in a calendar year, then the Board, at its discretion, may pay to each non-management director, as defined in the director compensation policy, or member of such committee, as applicable, that attends such additional meetings by telephone or other means of communication, an additional one-time cash retainer for their additional service starting at one times the existing retainer for membership of the Board or relevant committee, as applicable, and which amount may be increased, without exceeding $45,000 for any given calendar year. The cash payments are paid quarterly in arrears at the end of each fiscal quarter. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board. Pursuant to the director compensation policy and the terms of our stockholder-approved 2023 Plan, the sum of the grant date fair value of all awards made in any fiscal year pursuant to the 2023 Plan to any non-employee director, together with cash compensation earned by the non-employee director, shall not exceed $500,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,356,250	(1)(3)	$8.39	9,862,325	(2)
Equity compensation plans not approved by security holders	-		—	-
Total	4,356,250	(1)(3)	$8.39	9,862,325	(2)

(1)
Consists of options to purchase 1,851,635 shares of our common stock outstanding under the 2023 Plan, 360,612 shares of our common stock subject to RSUs outstanding under the 2023 Plan, 351,288 shares of our common stock subject to PSUs outstanding under the 2023 Plan, options to purchase 1,741,731 shares of our common stock outstanding under the 2014 Plan, and 50,984 shares of our common stock subject to RSUs outstanding under the 2014 Plan.
(2)
Consists of 5,926,595 shares reserved under the 2023 Plan and 3,935,730 shares reserved under the ESPP as of December 31, 2025. The 2014 Plan was terminated in connection with the adoption of the 2023 Plan. As a result of such termination, no additional awards may be granted under the 2014 Plan, but equity awards previously granted under such plan will remain outstanding and continue to be governed by the terms of the 2014 Plan.
(3)
All outstanding options to purchase shares of common stock and RSUs issued to the executive officers are governed by certain accelerated vesting provisions in case of a change of control. For outstanding options to purchase shares of common stock and RSUs issued to employees other than executive officers, the Board expects to decide on any accelerated vesting before the closing of any transaction resulting in a change of control, including a merger or sale, based upon the Board’s evaluation of such factors which the Board then deems appropriate, which may include market trends and other considerations. Based on current market trends, accelerated vesting of such outstanding securities for employees in general appears to be common.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

Purpose

The responsibilities of the Audit Committee are set forth in its written charter, adopted by the Board, which is available on the “Investors” section of our website at www.aerogel.com, which charter the Audit Committee reviews and reassesses annually and recommends any changes to the Board for approval. The Audit Committee, among other matters, assists the Board in its oversight of the integrity of the Company’s financial statements, the financial reporting process, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee’s role includes the appointment and evaluation of the Company’s independent registered public accounting firm and related compensation for the firm’s services, oversight of the Company’s systems of internal control over financial reporting, a review of management’s assessment and management of risk, a review of the annual independent audit of the Company’s consolidated financial statements and internal control over financial reporting, review of the Company’s Code of Business Conduct and Ethics, the establishment of “whistle-blowing” procedures, and oversight of other ethics and compliance matters.

Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting.

Required Disclosures

In 2025, the Audit Committee met eight times and fulfilled all of its core charter obligations. In fulfilling its oversight responsibilities for the financial statements for the fiscal year ended December 31, 2025, among other things, the Audit Committee took the following actions:

•
Reviewed and discussed the consolidated audited financial statements and the audit opinion on the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2025 with management and KPMG LLP, our independent registered public accounting firm;
•
Discussed with KPMG LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP the firm’s independence.

The Audit Committee also reviewed the status of pending litigation, taxation matters, internal audit and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Recommendation

Based on the Audit Committee’s review of the consolidated audited financial statements and the audit opinion on the effectiveness of internal control over financial reporting and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee of the Board of Directors of Aspen Aerogels, Inc.

Kathleen M. Kool (Chair)

Cari Robinson

James E. Sweetnam

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions. In addition to the director and executive officer compensation arrangements discussed above in “Executive Compensation” and “Director Compensation,” since January 1, 2025, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our non-employee directors and may enter into similar agreements with certain officers. The indemnification agreements and our Certificate of Incorporation and Amended and Restated Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing, discussing with management and the independent auditors and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest, or courses of dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties. Approval of such related party transaction may, in the discretion of our Audit Committee, be conditioned upon our and/or the related person at issue taking any actions that our Audit Committee in its judgment determines to be necessary or appropriate. In the event that a member of our Audit Committee has an interest in the related party transaction under discussion, such member must abstain from voting on the transaction. Such member may, if so requested by the chair of the Audit Committee, participate in some or all of the discussions about the related party transaction in question.

ELECTION OF DIRECTORS

(Proposal 1)

The Board currently consists of six members, classified into three classes as follows: Steven R. Mitchell and Donald R. Young constitute the Class III directors with a term ending at the annual meeting of stockholders; Cari Robinson and James E. Sweetnam constitute the Class I directors with a term ending at the 2027 annual meeting; and Kathleen M. Kool and William P. Noglows constitute the Class II directors with a term ending at the 2028 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board has voted to nominate Steven R. Mitchell and Donald R. Young for election at the annual meeting for a term of three years to serve until the annual meeting of stockholders to be held in 2029, and until their respective successors are elected and qualified. The continuing Class I directors (Cari Robinson and James E. Sweetnam) and Class II directors (Kathleen M. Kool and William P. Noglows) will serve until the annual meetings of stockholders to be held in 2027 and 2028, respectively, and until their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Steven R. Mitchell and Donald R. Young as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEVEN R. MITCHELL AND DONALD R. YOUNG AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026. Our Board proposes that the stockholders ratify this appointment. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence in connection with the audit of our financial statements for the fiscal year ending December 31, 2026.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2025 and 2024, and fees billed for other services rendered by KPMG LLP during those periods.

	2025		2024
Audit fees(1)	$	$1,047,100	$1,218,998
Audit related fees		-	-
Tax fees(2)		120,657	177,015
All other fees		-	-
Total	$	$1,167,757	$1,396,013

(1)
Audit fees for both 2025 and 2024 consist of fees for the integrated audit of our annual consolidated financial statements and the effectiveness of internal control over financial reporting, the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2024 include fees related to our convertible note repayment and term loan issuance in August 2024, and fees related to our direct offering of common stock in October 2024. The amount shown for fiscal year 2025 includes $0 of out-of-pocket expenses. The amount shown for fiscal year 2024 includes $12,498 of out-of-pocket expenses.
(2)
Tax fees consisted principally of assistance with matters related to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, including:

1.
Audit services include audit work performed over the consolidated financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.
All Other services are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the appointment of KPMG LLP is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Proposal 3)

We are seeking your non-binding advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section, the “Executive Compensation” section, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. To the extent there is any significant vote against the compensation of our named executive officers in this proposal, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation at our 2020 annual meeting of stockholders and as accepted by the Board of Directors, we hold annual advisory votes on the compensation of our named executive officers. Stockholders will have the opportunity to vote on the frequency of future votes on named executive officer compensation at this year’s annual meeting of stockholders.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that our executive compensation program, as it relates to our executive officers, seeks to achieve this objective by utilizing, in addition to annual base salaries, a combination of annual incentives through cash bonuses based on a mix of pre-determined criteria and long-term incentives through equity-based compensation. Our Board and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

In accordance with the rules of the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the annual meeting:

RESOLVED, that the compensation paid to the named executive officers of Aspen Aerogels, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Proposal 4)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Proposal 3) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The Board recommends that stockholders vote for “ONE YEAR” as the frequency with which the stockholders should vote, on an advisory basis, on the compensation of the named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board’s recommendation. The affirmative vote of a majority of the shares voted for this proposal – every year, every two years or every three years – will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

The option of one year, two years or three years that receives the greatest number of votes will be considered the frequency approved by our stockholders. There must be a selection of one of the three options from the plurality of votes cast.

THE board of directors Recommends that the stockholders Vote To Approve, on an advisory basis, "ONE YEAR" AS the Frequency of Holding a Vote on the Compensation of our named executive officers, And Proxies Solicited By THE board Will Be Voted In Favor Of Such Frequency Unless A Stockholder HAS Indicated Otherwise On The Proxy.

ADVISORY VOTE REGARDING THE FUTURE DECLASSIFICATION OF THE BOARD OF DIRECTORS

(Proposal 5)

Our Certificate of Incorporation currently divides our Board of Directors into three classes, with the directors in each class elected for a three-year term. The terms of these three classes are staggered so that, at any particular annual meeting of the stockholders, only one class of directors is elected for a new term.

Our Board of Directors and the Nominating, Governance and Risk Committee regularly review our corporate governance policies and practices. In addition, the Company engages in stockholder outreach on this topic. As part of that review and as a result of engagement with Palogic Value Management, L.P., our Board of Directors and the Nominating, Governance and Risk Committee has considered potentially declassifying our Board of Directors and transitioning to annual elections for all directors over a three year period.

The existing classified board structure has both advantages and disadvantages. Since the time of our initial public offering, the Board of Directors has believed that a classified board structure was an important piece of the Company’s governance structure in order to promote continuity and stability, protect the Company against unfair takeover practices and protect the long-term value of the Company and was in the best interests of the Company and its stockholders. At the same time, the Board of Directors recognizes that some investors may view classified boards as having the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to elect all directors on an annual basis and has engaged with its stockholders on this matter. In particular, we have agreed to submit this non-binding, advisory proposal to submit at the 2027 annual meeting of stockholders a binding proposal to declassify the Board of Directors following discussions with Palogic Value Management, L.P.

Accordingly, at this annual meeting, the Company is asking our stockholders to vote, on a non-binding, advisory basis, on whether to include a proposal to amend the Certificate of Incorporation to declassify the Board of Directors in the proxy statement for the 2027 annual meeting of stockholders. Although this vote is advisory and, therefore, will not be binding on us, our Board of Directors values the opinions of our stockholders and believes that it is important to solicit and consider the views of our stockholders on this question.

If this proposal is approved at the annual meeting, then this proposal would not by itself declassify or begin the declassification of the Board of Directors. Instead, approval of this proposal would constitute a recommendation to the Board of Directors that a majority of our stockholders that cast a vote at the annual meeting desire to end the classified board structure. Consistent with its fiduciary duties, if stockholders vote to approve this proposal, the Board of Directors will reevaluate its position with respect to our classified board structure. Following such consideration, if the Board of Directors determines that the declassification of the Board of Directors is in the best interests of the Company and its stockholders, then the Board of Directors will include a proposal in the proxy statement for the 2027 annual meeting of stockholders for stockholders to approve an amendment to our Certificate of Incorporation to declassify the Board of Directors over a three-year transition period, as follows: (i) at the 2027 annual meeting of stockholders, the Class I directors would stand for election for a three-year term expiring at the 2030 annual meeting of stockholders (the “2030 Annual Meeting”); (ii) at the 2028 annual meeting of stockholders, the Class II directors would stand for election for a one-year term expiring at the 2029 annual meeting of stockholders (the “2029 Annual Meeting”); (iii) at the 2029 Annual Meeting, the Class II directors and the Class III directors would stand for election for a one-year term expiring at the 2030 Annual Meeting; and (iv) from and after the election of directors at the 2030 Annual Meeting, the Board would cease to be classified and all directors elected at the 2030 Annual Meeting and at each annual meeting of stockholders thereafter would be elected for a term expiring at the following annual meeting of stockholders.

However, if this proposal is not approved at the annual meeting, then we expect that the Board of Directors will retain a classified structure of the Board of Directors until such time, if ever, as the Board of Directors determines that a declassified board structure best serves the interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE PROPOSAL REGARDING THE FUTURE DECLASSIFICATION OF THE BOARD OF DIRECTORS.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and members of our Board of Directors. In November 2024, the Board approved and adopted an amended and restated Code of Business Conduct and Ethics, which, among other things, addresses the Company’s mission and values and the process around reporting concerns pursuant to the Code of Business Conduct and Ethics and expands upon existing subjects such as workplace conduct, trade compliance, gifts and entertainment, conflicts of interest, protection of confidential information, government relations and other pertinent topics. The text of the Code of Business Conduct and Ethics is posted on the “Investors” section of our website at www.aerogel.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, our principal executive officer, our principal financial officer or our principal accounting officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the New York Stock Exchange.

OTHER MATTERS

The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of stockholders, we must receive stockholder proposals in writing at the address below no later than November 27, 2026. Such proposals must comply in all other respects with SEC regulations relating to such inclusion.

Our Amended and Restated Bylaws require that proposals of stockholders, other than proposals submitted for inclusion in our proxy statement, and nominations for the election of directors to be considered for presentation at the 2027 annual meeting of stockholders, be received by us not earlier than the close of business on January 13, 2027 and not later than the close of business on February 12, 2027. Such proposals and nominations must be accompanied by additional information specified in our Amended and Restated Bylaws, a copy of which may be obtained upon request to our Corporate Secretary at the address provided below. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, including advance notice of director nominations, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.

Proposals that are not received in a timely manner will not be voted on at the 2027 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Aspen Aerogels, Inc., 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

Northborough, Massachusetts

March 27, 2026

ANNEX A

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Year Ended December 31,
	2025	2024
	($ in thousands)
Net income (loss)	$(389,552)	$13,375
Depreciation and amortization	45,157	22,526
Stock-based compensation(1)	9,173	12,855
Other (income) expense	8,930	11,959
Loss on extinguishment of debt	—	27,487
Income tax expense	2,394	1,714
Restructuring and demobilization costs	17,510	—
Loss on disposal of property, plant and equipment	18,162	—
Impairment of property, plant and equipment	291,164	—
Adjusted EBITDA	$2,938	$89,916

(1)
Represents non-cash stock-based compensation related to vesting and modifications of stock option grants, restricted stock units, restricted common stock and cash-settled RSUs issued in March 2025.

We use Adjusted EBITDA, a non-GAAP financial measure, as a means to assess our operating performance. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, from time to time, which we do not believe are indicative of our core operating performance. Adjusted EBITDA is a supplemental measure of our performance that is not presented in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. In addition, our definition and presentation of Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

We use Adjusted EBITDA:

•
as a measure of operating performance because it does not include the impact of items that we do not consider indicative of our core operating performance;
•
for planning purposes, including the preparation of our annual operating budget;
•
to allocate resources to enhance the financial performance of our business; and
•
as a performance measure used under our bonus plan.

We also believe that the presentation of Adjusted EBITDA provides useful information to investors with respect to our results of operations and in assessing the performance and value of our business. Various measures of EBITDA are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired.

Although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, we understand that Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by (used in) operating activities or an analysis of our results of operations as reported under U.S. GAAP. Some of these limitations are:

•
Adjusted EBITDA does not reflect our historical cash expenditures or future requirements for capital expenditures or other contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

A-1

•
Adjusted EBITDA does not reflect stock-based compensation expense;
•
Adjusted EBITDA does not reflect our income tax expense or cash requirements to pay our income taxes;
•
Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•
although depreciation, amortization and impairment charges are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements; and
•
other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, our Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to reinvest in the growth of our business or as a measure of cash available for us to meet our obligations.

A-2

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

ASPEN AEROGELS, INC. 30 FORBES ROAD, BUILDING B NORTHBOROUGH, MA 01532 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ASPN2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V87848-P39769 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASPEN AEROGELS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Steven R. Mitchell 02) Donald R. Young All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3: 2. The ratification of the appointment of KPMG LLP as Aspen Aerogels, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval, on a non-binding, advisory basis, of the compensation of Aspen Aerogels, Inc.'s named executive officers, as disclosed in its Proxy Statement for the 2026 Annual Meeting. For Against Abstain The Board of Directors recommends you vote 1 YEAR on proposal 4: 4. Approval, on a non-binding, advisory basis, of the frequency of holding an advisory vote on the compensation of Aspen Aerogels, Inc.’s named executive officers. 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote FOR proposal 5: 5. Approval, on a non-binding, advisory basis, of a proposal regarding the future declassification of the Board of Directors. For Against Abstain NOTE: Proposal 1 is to elect Steven R. Mitchell and Donald R. Young as Class III directors to serve three-year terms expiring in 2029. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION, DATED MARCH 13, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Annual Report and 2026 Proxy Statement (Combined Document) is available at www.proxyvote.com. V87849-P39769 ASPEN AEROGELS, INC. Annual Meeting of Stockholders May 13, 2026 9:30 AM, EDT To be held via live webcast This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Donald R. Young and Grant D. Thoele, or either of them with full power to act alone, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASPEN AEROGELS, INC. registered in the name provided in this Proxy that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on May 13, 2026, via a live webcast at www.virtualshareholdermeeting.com/ASPN2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side